UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Parker Drilling Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of Annual Meeting of Stockholders and Proxy Statement
Due to a change in NYSE rules, your broker can not vote your shares for the election of directors without your instructions. If you do not provide voting instructions, your shares will not be voted or counted in the election of directors or the adoption of the 2010 Long-Term Incentive Plan. We urge you to vote.

PARKER DRILLING COMPANY
5 Greenway Plaza, Suite 100
Houston, TX 77046
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
     The Annual Meeting of Stockholders of Parker Drilling Company, a Delaware corporation, will be held on Friday, May 7, 2010, at 10 a.m. Central Daylight Time, at the Houston City Club, One City Club Drive in Houston, Texas, for the following purposes:
(1)	to elect the three nominees named in the accompanying Proxy Statement as Class II Directors for a three-year term;

(2)	to consider and act upon a proposal to adopt the Parker Drilling Company 2010 Long-Term Incentive Plan (“2010 LTIP”);

(3)	to consider and act upon a proposal for the ratification of the selection made by our Audit Committee appointing KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2010; and

(4)	to transact such other business as may properly come before the meeting and any reconvened meeting following any adjournment or postponement thereof.
     We will also report our 2009 performance and answer your questions. You will have the opportunity to meet some directors and officers of the Company. In addition, a representative of KPMG will be present and available to answer appropriate questions.
     The record date for the determination of the stockholders entitled to vote at the Annual Meeting is fixed as of the close of business on March 10, 2010.
     A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder and for any purpose relevant to the Annual Meeting, both at the Annual Meeting on May 7, 2010 and during ordinary business hours for ten days prior to the Annual Meeting at 5 Greenway Plaza, Suite 100, Houston, Texas 77046.
     This year we are furnishing proxy materials to our stockholders using the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish proxy materials over the Internet. As a result, on March 26, 2010, we are mailing a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) to many of our stockholders instead of a paper copy of the accompanying Proxy Statement and our 2009 Annual Report. The E-Proxy Notice contains instructions on how to access our 2010 Proxy Statement and 2009 Annual Report over the Internet. The E-Proxy Notice also provides instructions on how you can request a paper copy of proxy materials, including the Proxy Statement, our 2009 Annual Report and a form of proxy card. All stockholders who do not receive an E-Proxy Notice, including the stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail, which paper copies will be mailed on or about March 26, 2010, unless these stockholders have previously requested delivery of proxy materials electronically. If you received your proxy materials via e-mail in accordance with your previous request, the e-mail contains voting instructions and links to the Proxy Statement and 2009 Annual Report on the Internet.
     Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet, or, if you received paper copies of the proxy materials by mail, you can vote by mail, telephone or Internet by following the instructions on the proxy card.

     Thank you for your ongoing support and continued interest in Parker Drilling Company. We look forward to seeing you at the Annual Meeting. If you cannot attend the Annual Meeting, please log on to our website at http://www.parkerdrilling.com as we will post copies of a Press Release and Form 8-K announcing the voting results of the Annual Meeting shortly thereafter.

By order of the Board of Directors, /s/ Jon-Al Duplantier Jon-Al Duplantier Secretary

PARKER DRILLING COMPANY
5 GREENWAY PLAZA, SUITE 100
HOUSTON, TEXAS 77046
PROXY STATEMENT
About the Annual Meeting
Why am I receiving these materials?
The Board of Directors (“Board”) of Parker Drilling Company (“Parker,” the “Company,” “we,” “us” or “our”) has made these proxy materials available to you over the Internet or delivered paper copies of these materials to you by mail in connection with our 2010 Annual Meeting of Stockholders (the “Annual Meeting”) which will take place on Friday, May 7, 2010 at 10 a.m. Central Daylight Time, in the Houston City Club located at One City Club Drive, Houston, Texas. As a stockholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) and the information is intended to assist you in voting your shares.
Who may attend the meeting?
You are entitled to attend the Annual Meeting only if you were a Parker stockholder as of the close of business on March 10, 2010, or hold a valid proxy for the Annual Meeting. Your Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) or your proxy card that you received, if you requested paper copies of your proxy materials, is your invitation to attend the Annual Meeting. If you plan to attend the Annual Meeting, you may either vote your proxy prior to the meeting or bring your E-Proxy Notice or proxy card and vote at the Annual Meeting as explained below. In the event you plan on attending the Annual Meeting in person, the admission ticket attached to your proxy card will afford you entrance into the Annual Meeting.
No cameras, recording equipment or electronic devices will be permitted in the Annual Meeting.
Why did I receive a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials?
This year, we are using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders an E-Proxy Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the E-Proxy Notice will have the opportunity to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the E-Proxy Notice. In addition, the E-Proxy Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.
Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?
We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside the United States, with paper copies of the proxy materials instead of an E-Proxy Notice about the Internet availability of the proxy materials.
In addition, we are providing an E-Proxy Notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.
How can I access the proxy materials over the Internet?
Your proxy card or E-Proxy Notice about the Internet availability of the proxy materials will contain instructions on how to:
-	view our proxy materials for the Annual Meeting on the Internet; and

-	instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available on our website at http//www.parkerdrilling.com.
Additionally, your proxy card or E-Proxy Notice will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where our proxy materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.
Who is entitled to vote at the Annual Meeting?
Holders of Parker common stock (“Common Stock”) at the close of business on the record date of March 10, 2010, are entitled to vote their shares at the Annual Meeting. On the record date, there were 116,240,033 shares of Common Stock issued and outstanding.
Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record, including shares acquired through Parker’s 401(k) plan, and (2) shares held by you as the beneficial owner (or “street name”) through a broker, trustee or other nominee such as a bank.
If you own shares in Parker’s 401(k) plan and do not vote, the trustee of the plan will vote your plan shares in the same proportion as shares for which instructions were received from other participants in the 401(k) plan.
How can I vote my shares in person at the Annual Meeting?
We will pass out written ballots to any stockholder of record who wants to vote in person at the Annual Meeting. However, if you are the beneficial owner of shares held in street name, you must request and obtain a legal proxy, executed in your favor, from the broker, trustee, nominee or other holder of record, and present such legal proxy at the Annual Meeting, in order to vote at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:
Vote By Internet
Stockholders who have received an E-Proxy Notice of the availability of the proxy materials on the Internet may submit proxies over the Internet by following the instructions on the E-Proxy Notice. Stockholders who have received notice of the availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card by mail may submit proxies over the Internet by following the instructions on the proxy card.
Vote by Telephone
You may vote using a telephone by following the “Vote by Telephone” instructions on your proxy card. You must have the control number that appears on your proxy card available when voting. If you vote by telephone, you do not have to mail in your proxy card.
Vote by Mail
Stockholders who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:
-	as you instruct; and

-	according to the best judgment of David C. Mannon and W. Kirk Brassfield on any other business that properly comes before the Annual Meeting.
If you do not mark your voting instructions on your proxy card, your shares will be voted:
-	FOR the election of the three nominees for Class II Director;

-	FOR the adoption of the Parker Drilling Company 2010 Long-Term Incentive Plan (“2010 LTIP”);

-	FOR the proposal to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2010; and

-	according to the best judgment of David C. Mannon and W. Kirk Brassfield on any other business that properly comes before the Annual Meeting.
What is the deadline for voting my shares?
If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting.
If you are a beneficial owner of shares held through a broker, trustee or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.
What items of business will be voted on at the Annual Meeting?
The items of business scheduled to be voted on at the Annual Meeting are:
-	the election of three Class II Directors (“Proposal 1”);

-	the adoption of the 2010 LTIP (“Proposal 2”); and

-	the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for 2010 (“Proposal 3”).
We will also consider other business that properly comes before the Annual Meeting, although the Company is not aware of any such business at this time.

How does the Board recommend that I vote?
Our Board recommends that you vote your shares “FOR” each of the nominees for Class II Director, “FOR” the adoption of the 2010 LTIP and “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for 2010.
Can I change my vote?
If you are a stockholder of record, you can revoke your proxy and change your vote at any time before the proxy is exercised by:
-	timely delivery of written notice to the Secretary of the Company at the Company’s principal executive offices at 5 Greenway Plaza, Suite 100, Houston, Texas 77046;

-	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

-	voting by ballot at the Annual Meeting.
For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker, trustee, nominee or other record holder; or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, you can change your vote by attending the Annual Meeting and voting in person.
What happens if additional matters are presented at the Annual Meeting?
Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant your proxy, the persons named as proxy holders, David C. Mannon and W. Kirk Brassfield, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for Class II Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board. We know of no reason why any of the nominees will be unavailable or unable to serve.
The chairman of the meeting may refuse to allow the transaction of any business with respect to which advance notice was not provided in accordance with the Company’s By-laws as set forth under “Stockholder Proposals” on page 9, or to acknowledge the nomination of any person other than as provided under “Selection of Nominees as Director Candidates” on page 12.
What are Broker Non-Votes?
A broker non-vote occurs when a broker submits a proxy with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. If your broker holds your shares in its name and you do not instruct your broker how to vote at least ten days prior to the Annual Meeting, your broker will have discretion to vote your shares on routine matters, including the ratification of the appointment of the Company’s independent registered public accounting firm. Your broker will not have discretion to vote on non-routine matters absent direction from you, including the election of directors and approval of the adoption of the 2010 LTIP.
What constitutes a quorum?
The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to approve each of the proposals?
A plurality of the votes cast is required for the election of directors. This means that the director nominee receiving the highest number of votes cast for a particular position on the Board is elected for that position. Abstentions, withheld votes and broker non-votes will have no effect on the election of directors. Cumulative voting is not permitted.
The affirmative vote of a majority of the shares of Common Stock casting a vote on the proposal is required to adopt the 2010 LTIP; provided that votes representing more than 50% of our outstanding shares of Common Stock are cast on the proposal. You may vote “for” or “against” the adoption of the 2010 LTIP, or “abstain” from voting.
The affirmative vote of a majority of the shares of Common Stock casting a vote on the proposal is required to ratify the appointment of KPMG as the independent registered public accounting firm for the Company for 2010. You may vote “for” or “against” the ratification of appointment of KPMG as our independent registered public accounting firm, or “abstain” from voting.
Abstentions and broker non-votes will not be counted in tabulating the number of votes cast on proposals submitted to stockholders and, therefore, will have no effect on the outcome of the votes on Proposals 1 and 3. Because Proposal 2 also requires that votes representing more than 50% of our outstanding shares of Common Stock must be cast on the proposal, broker non-votes and abstentions may have the effect of a vote against Proposal 2. If you hold your shares in a brokerage or other street name account, your broker will not vote your shares for Proposals 1 and 2 without your instruction. Please note in particular that this is the first year broker non-votes will not be counted with regard to the election of directors, so your vote is important.
Where can I find the voting results of the Annual Meeting?
We will announce voting results at the Annual Meeting. We will also publish these results in a Current Report on Form 8-K which will be filed with the SEC. A copy of the report will be available in the Investor Relations section of our website at http://www.parkerdrilling.com and through the SEC’s electronic data system at http://www.sec.gov. You can get a paper copy by contacting our Investor Relations Department at (281) 406-2030 or the SEC at (202) 942-8090 for the location of the nearest public reference room.
Who can help answer my questions?
If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact:
Wells Fargo Bank, N.A.
Shareowner Services
P. O. Box 64854
St. Paul, MN 55164-0854
Toll free: (800) 468-9716
Phone: (651) 450-4064
What should I do if I receive more than one set of voting materials?
You may receive more than one E-Proxy Notice, more than one e-mail or more than one paper copy of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate E-Proxy Notice, a separate e-mail or separate proxy card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one E-Proxy Notice, more than one e-mail and more than one proxy card. To vote all your shares by proxy, you must complete, sign, date and return each proxy card that you receive and vote over the Internet the shares represented by each E-Proxy Notice and e-mail that you receive (unless you have requested and received a proxy card for the shares represented by one or more of those E-Proxy Notices or e-mails). If you would like to combine various accounts of your household into one for purposes of proxy solicitation and voting, please contact our stock transfer agent at (800) 468-9716 and instruct the shareowner services representative to do so.

How may I obtain a separate set of voting materials?
If you share an address with another stockholder, only one set of proxy materials (including our Annual Report and Proxy Statement) is being delivered to this address, unless you have provided contrary instructions to us. If you wish to receive a separate set of proxy materials now or in the future, you may write or call to request a separate copy of these materials from our transfer agent at:
Wells Fargo Bank, N.A.
Shareowner Services
P. O. Box 64854
St. Paul, MN 55164-0854
Toll free: (800) 468-9716
Phone: (651) 450-4064
Who will bear the cost of soliciting votes for the Annual Meeting?
Parker is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the E-Proxy Notices and these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of the E-Proxy Notices and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have also hired Georgeson, Inc. (“Georgeson”) to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Georgeson a fee of $9,500, plus customary costs and expenses, for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for the costs of forwarding proxy and solicitation materials to stockholders.
How can I get a list of stockholders?
The names of stockholders of record entitled to vote will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, between the hours of 8:00 a.m. and 4:30 p.m., Central Daylight Time, at our principal executive offices at 5 Greenway Plaza, Suite 100, Houston, Texas, by contacting the Secretary of the Company.
What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?
You may submit proposals, including director nominations, for consideration at future stockholder meetings.
Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in the Proxy Statement for the annual meeting next year, the written proposal must be received by the Secretary of Parker at our principal executive offices at 5 Greenway Plaza, Suite 100, Houston, Texas 77046 no later than November 26, 2010.
For a stockholder proposal that is not intended to be included in Parker’s Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of proxy to holders of a sufficient number of shares of Parker Common Stock to approve that proposal, provide the information required by our By-laws and give timely notice to our Secretary, which, in general, requires that the notice be received by the Secretary no later than 90 days and no more than 120 days in advance of next year’s annual meeting. If less than 100 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.
Nomination of Director Candidates: You may propose director candidates for consideration by the Corporate Governance Committee by submitting the candidate’s name and other relevant information to the Presiding Director of Parker’s Board at the principal executive offices set forth above. In order to allow time for review of the candidates’ credentials, please submit candidates to the Presiding Director by December 31, 2010. Our procedure for selection of director candidates is described below under “Selection of Nominees as Director Candidates.”
In addition, the By-laws of Parker permit stockholders to nominate directors for election at the Annual Meeting. To nominate a director, the stockholder must deliver the information required by the By-laws of Parker and by Regulation 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, the stockholder must give notice to the Secretary of Parker no later than 90 days and no more than 120 days in advance of next year’s annual meeting.
How may I obtain Parker’s Annual Report on Form 10-K?
A copy of our 2009 Annual Report on Form 10-K is enclosed. It is part of our Annual Report to Stockholders.
Stockholders may request another free copy of the 2009 Annual Report on Form 10-K from our executive office address or it may be accessed on our website at http://www.parkerdrilling.com.
Where can I find more information about Parker?
Parker maintains a corporate website at http://www.parkerdrilling.com and stockholders can find additional information about the Company through the Investor Relations section of the website. Visitors to the Investor Relations portion of the website can view and print copies of the Company’s SEC filings, including Forms 10-K, 10-Q and 8-K as soon as reasonably practicable after those filings are made with the SEC. Copies of the charters for each of the Audit Committee, the Compensation Committee and the Corporate Governance Committee and Parker’s Code of Corporate Conduct and Parker’s Corporate Governance Principles are all available through the website. Alternatively, stockholders may obtain, without charge, copies of all of these documents by writing to the Secretary at 5 Greenway Plaza, Suite 100, Houston, Texas 77046. Please note that the information contained on Parker’s website is not incorporated by reference or considered to be a part of this Proxy Statement.
How can I get a copy of By-law provisions?
You may contact the Parker Secretary at our principal executive offices for a copy of the relevant By-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

GOVERNANCE OF THE COMPANY
Corporate Governance Principles
The Board has adopted the Company’s Corporate Governance Principles, which comply with the requirements of the corporate governance listing standards of the New York Stock Exchange (“NYSE”). From time to time we may revise our Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of stockholders. Our Corporate Governance Principles are published on our website at http://www.parkerdrilling.com in the “About Us” section under “Governance.”
Board Leadership Structure
The Board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that its leadership structure is a meaningful part of the Company’s succession planning process and that it is in the best interests of the Company for the Board to make a determination with respect to the separation of those offices when it elects a new Chief Executive Officer. Accordingly, upon the election of Mr. David C. Mannon as Chief Executive Officer in October 2009, Mr. Robert L. Parker, Jr. became our Executive Chairman as his significant historical Company knowledge and strategic experience makes him well suited to serve as a link between the Board and management. In addition, in accordance with our Corporate Governance Principles, during 2009, Mr. R. Rudolph Reinfrank acted as Presiding Director of the meetings of the independent directors. As Presiding Director, Mr. Reinfrank’s responsibilities included (i) acting as the principal liaison between the non-management directors and the Chief Executive Officer, (ii) coordinating the activities of the non-management directors and the independent directors when acting as a group and (iii) receiving and addressing communications from interested parties contacting the non-management directors. During 2009, the independent directors met in executive sessions in conjunction with the regular Board meetings. At a meeting of the Board on December 9, 2009, Mr. Reinfrank was appointed to act as Presiding Director in 2010.
Communications with the Board
Stockholders and other parties interested in communicating directly with the Presiding Director, with the non-management directors as a group or with the Board, may do so by writing to the Presiding Director, Parker Drilling Company, 5 Greenway Plaza, Suite 100, Houston, Texas 77046, whose contact information is also provided on our website. The Board’s process for handling these communications is as follows:
•	The General Counsel is to review the correspondence.

•	The Presiding Director has directed the General Counsel to forward all correspondence that relates to human resource matters to the Director of Human Resources.

•	The Presiding Director has directed the General Counsel to forward all non-human resources correspondence to the Presiding Director.

•	The Presiding Director will determine, based on a process and criteria unanimously approved by the non-management directors, whether or not such communication warrants consideration by a committee of the Board or by the entire Board.

•	When appropriate, the Presiding Director will respond to the communication on behalf of the non-management directors or the Board.

•	Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Director of Internal Audit and/or General Counsel in accordance with the Company’s Whistleblower Policy described below under “Procedure for Reporting Complaints Regarding Accounting Practices, Internal Accounting Controls and Audit Practices.”

Such matters are investigated by the Director of Internal Audit and/or the General Counsel, and if appropriate are reported to the Audit Committee and the Audit Committee provides oversight to ensure that any remediation deemed appropriate is completed.
Selection of Nominees as Director Candidates
The Corporate Governance Committee considers candidates for Board membership suggested by its committee members and other Board members, as well as the Company’s management and the stockholders. The Corporate Governance Committee also has the authority to retain a third-party search firm to assist in identification of qualified candidates. A stockholder who wishes to recommend a candidate to be considered as a director nominee should notify the Presiding Director in writing at: Presiding Director, Parker Drilling Company, 5 Greenway Plaza, Suite 100, Houston, Texas 77046, and include any supporting information that the stockholder deems appropriate by December 31, 2010, to enable the Corporate Governance Committee sufficient time to review the qualifications of candidates. The Corporate Governance Committee will also consider whether to nominate any person submitted pursuant to the provisions of the Company’s By-laws described above relating to stockholder nomination.
The Corporate Governance Committee is responsible for reviewing candidates and proposing candidates for director nominees each year. The Corporate Governance Committee Charter includes a provision which requires the Corporate Governance Committee to review the qualifications of any candidate who has been submitted by a stockholder for consideration as a director nominee and advise the Board of its assessment. The Corporate Governance Principles and Corporate Governance Committee Charter do not provide any minimum qualifications, but do provide that the directors should consider independence, diversity (with diversity being construed broadly to include a variety of perspectives, opinions, experiences and backgrounds), age, skills and experience in the context of the needs of the Board in making its determination of an appropriate candidate. However, the Board does not have a policy with respect to the consideration of diversity in identifying director nominees.
The procedure for evaluating candidates recommended by stockholders is identical to the procedure for evaluating candidates proposed by other directors, the Company’s management or by a search firm hired by the Corporate Governance Committee.
Director Independence Determination
In accordance with the NYSE Corporate Governance Listing Standards, the Board has conducted its annual review of director independence to determine, based upon an earlier review and analysis by the Corporate Governance Committee, whether or not any non-management directors had any material relationships or had engaged in material transactions with the Company. The analysis was based on information obtained from the directors in response to a director questionnaire that each director is required to complete and sign each year, including disclosure of any transaction(s) with the Company in which the director, or any member of his or her immediate family, have a direct or indirect material interest and any transaction(s) in which a director is an employee, or has a family member who is an executive officer, of another company that does business with the Company. Transactions reviewed by the Board included those reported under “Certain Relationships and Related Party Transactions” at page 21 of this Proxy Statement. The Board then made a determination whether or not any identified transactions or relationships are addressed in the specific independence criteria of the NYSE Corporate Governance Listing Standards, and if so, whether or not identified transactions exceeded the objective thresholds for independence. The Board further examined all other transactions and relationships to determine if such transaction(s), irrespective of their magnitude in terms of the objective criteria specified by the NYSE, would otherwise adversely affect the independence of any non-management director who had engaged in any such transaction, individually or through a company with whom the director is employed, or had any relationship with the Company during 2009. As a result of this review, the Board affirmatively determined that all of the non-management directors are independent under the NYSE Corporate Governance Listing Standards. Our independent directors are R. Rudolph Reinfrank, John W. Gibson, Jr., Roger B. Plank, Robert E. McKee III, George J. Donnelly, Robert W. Goldman and Gary R. King.

Parker Policy on Business Ethics and Conduct
All of our employees and Board members, including our Executive Chairman, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, are required to abide by Parker’s Code of Corporate Conduct to ensure that our business is conducted in accordance with the requirements of law and the highest standards of ethics. The Code of Corporate Conduct contains provisions on financial ethics consistent with the ethics requirements of the SEC that were instituted pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”) and the corporate governance listing standards of the NYSE.
The full text of the Parker Drilling Company Code of Corporate Conduct is published on our website at http://www.parkerdrilling.com at “About Us” under the “Governance” section. In accordance with SEC rules, we will disclose on our website any future amendments to the Code of Corporate Conduct and any waivers of such code that affect directors and executive officers and senior financial personnel within four business days following such amendment or waiver.
Board’s Role in Risk Oversight
The Company has historically placed a high level of importance on addressing, pre-empting and managing those matters which may present a significant risk to the Company. The Board is updated regularly on tax and accounting matters, litigation status, governmental and corporate compliance regulations and programs, quality controls, safety performance and operational and financial issues. The Board frequently discusses these matters in detail in order to adequately assess and determine the Company’s potential vulnerability and consider appropriate risk management strategies where necessary.
Procedure for Reporting Complaints Regarding Accounting Practices, Internal Accounting Controls and Audit Practices
In accordance with the SEC regulations adopted pursuant to SOX, the Audit Committee has adopted a procedure for the receipt, retention and handling of complaints regarding accounting practices, internal accounting controls and auditing practices. This policy and procedure has been integrated into the Company’s existing “whistleblower” policy, which allows the confidential and anonymous reporting of such matters, including other irregularities, via a “hotline” or over the Internet. Additionally, such complaints can be reported directly to the Director of Internal Audit and/or General Counsel. The hotline number, the Internet site and the contact information for the Director of Internal Audit and General Counsel are provided on the Company’s website. The policy provides that the complaints be reported to the Director of Internal Audit and/or General Counsel for review and, if appropriate, they will be forwarded to the Audit Committee for further investigation and handling as the Audit Committee deems appropriate.
Director Education
Parker is committed to ensuring that its directors remain informed regarding best practices in corporate governance. Parker reimburses its directors for the costs of one seminar or training class each year related to their service as members of the Board.
Policy on Director Attendance at Annual Meeting
Parker’s Corporate Governance Principles provide that Board members are encouraged to be in attendance at all meetings including the Annual Meeting of Stockholders. Seven of the eight directors were in attendance at the 2009 Annual Meeting.
Board and Committee Membership
The business of the Company is managed under the oversight of our Board. The Board has regularly scheduled meetings and special meetings as necessary to effectively oversee the business of the Company. Each Board member is expected to attend each meeting unless circumstances make attendance impractical. In addition to meetings of the full Board, the independent directors have separate meetings among themselves and also have the opportunity to meet with officers and other key personnel and to review materials as requested by and/or provided to them in order to be properly informed as to the business affairs of the Company.
During 2009, the Board held nine meetings. The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee. All of the incumbent directors attended at least 75 percent of the meetings of the Board and its committees on which they served during their tenure as a director and committee member during 2009.
The following table provides 2009 membership and meeting information for each of the committees of the Board.

Corporate
Name	Audit	Compensation	Governance
Mr. Reinfrank		X*	X
Mr. McKee		X	X*
Mr. King	X
Mr. Goldman		X
Mr. Gibson, Jr.	X	X
Mr. Plank	X*		X
Mr. Donnelly	X
2009 Meetings	17	9	4

*	Chair
The Audit Committee
The Audit Committee is currently comprised of Mr. Roger B. Plank, Chairman, and members: Messrs. John W. Gibson, Jr., George J. Donnelly and Gary R. King. The Board has reviewed the qualifications of the members of the Audit Committee and determined that, in addition to satisfying the NYSE independence standards, each member of the Audit Committee satisfies the independence requirements of the SEC, pursuant to Rule 10A-3 under the Exchange Act.
In addition, the Board has determined that each member of the Audit Committee is financially literate, and that Mr. Plank, Chairman of the Audit Committee, is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.
The Audit Committee has four regularly scheduled meetings each year, and schedules additional meetings to review earnings releases and public filings and other matters as the Audit Committee deems appropriate. The Audit Committee also schedules periodic meetings to be held separately with management, the internal auditor, the independent registered public accountant and other officers as the committee deems necessary to properly perform its functions under its charter and other regulatory requirements.
The Audit Committee assists the Board with its monitoring of:
•	the integrity of the Company’s financial statements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of the internal audit function and independent registered public accounting firm; and

•	the Company’s compliance with legal and regulatory requirements.
The other specific responsibilities of the Audit Committee are set forth in its charter. The Audit Committee charter is available on our website at http://www.parkerdrilling.com.

The Compensation Committee
The Compensation Committee is currently comprised of: Mr. R. Rudolph Reinfrank, Chairman, and members: Messrs. John W. Gibson, Jr., Robert E. McKee III and Robert W. Goldman. Each member of the Compensation Committee is independent in accordance with the NYSE Corporate Governance Listing Standards and is also a “non-employee director” as defined by Rule 16b-3 under the Exchange Act and an “outside director” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
The Compensation Committee: (i) discharges the responsibilities of the Board relating to compensation of the Company’s Executive Chairman, Chief Executive Officer and other executive officers, (ii) reviews and discusses with our management the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s annual Proxy Statement and determines whether to recommend to the Board that the CD&A be included in the Proxy Statement and (iii) provides the Compensation Committee report for inclusion in our Proxy Statement. The other specific responsibilities of the Compensation Committee are set forth in its charter. The charter is available on our website at http://www.parkerdrilling.com.
The charter of the Compensation Committee grants the Compensation Committee the authority to retain and terminate its own compensation consultant and to obtain advice and assistance from internal or external legal, accounting or other advisors. The Company provides appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisers retained by the Compensation Committee. During 2009, the Compensation Committee retained Pearl Meyer & Partners (“PM&P”) as its consultant.
In 2009, the Compensation Committee held nine meetings either in person or by telephone. Certain of these meetings were attended in part by one or more members of the management team and one or more representatives of PM&P, in order to obtain information from management and PM&P that was relevant to the compensation matters that the Compensation Committee was considering. During certain of these meetings the Compensation Committee also met in executive session.
The Corporate Governance Committee
The Corporate Governance Committee is currently comprised of: Mr. Robert E. McKee III, Chairman, and members: Messrs. Roger B. Plank and R. Rudolph Reinfrank, each of whom meet the independence requirements of the NYSE. The Corporate Governance Committee assists the Board in (i) identifying qualified individuals, which have been proposed by Board members, by independent search firms, by stockholders or by others, to become Board members; (ii) determining and recommending to the Board the director nominees to stand for election by the stockholders and to fill vacancies on the Board; (iii) developing and implementing the Corporate Governance Principles applicable to the Company; (iv) making recommendations to the Board with respect to non-management director compensation; (v) conducting its annual review of the Board’s performance and in overseeing the evaluation of management; (vi) selecting director nominees for each Board committee for appointment by the Board; and (vii) selecting the nominee for Presiding Director for appointment by the Board.
The Corporate Governance Committee recommends the form and amount of compensation for non-employee directors and the Board makes the final determination. In considering and recommending the compensation of non-employee directors, the Corporate Governance Committee considers such factors as it deems appropriate, including historical compensation information and the level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications. In the past, the Corporate Governance Committee has utilized PM&P to provide market information on non-employee director compensation, including annual Board and committee retainers, Board and committee meeting fees, committee chairperson fees, stock-based compensation and benefits. PM&P also compares and analyzes the current compensation of our non-employee directors with market data and presents the findings to the Corporate Governance Committee.
The other specific responsibilities of the Corporate Governance Committee are set forth in its Charter. A copy of the Charter is available on our website at http://www.parkerdrilling.com.

BOARD OF DIRECTORS
     In assessing the quality and effectiveness of our Board, the Corporate Governance Committee considers the composition of the Board as a whole, as well as the experience, qualifications, attributes and skills brought to the Board by each director. As an initial matter, each director should have, among other attributes, personal and professional integrity and high ethical standards, good business judgment, an excellent reputation in the industry in which the nominee or director is or has been primarily employed and a sophisticated understanding of the business of the Company or similar businesses. We believe that each of our directors has these attributes. Each member of the Board (including nominees), together with biographical information furnished by each of them, are set forth below.
NOMINEES FOR DIRECTOR (CLASS II) — WITH TERM OF OFFICE EXPIRING AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS
ROBERT E. MCKEE III
DIRECTOR SINCE FEBRUARY 2005
Mr. McKee, age 63, retired from ConocoPhillips and Conoco, Inc. in March 2003 after 36 years, serving the last ten years as Executive Vice President-Worldwide Exploration and Production. He currently serves on the Board of Directors of Questar Corporation and Post Oak Bank (Houston, Texas). From September 2003 through March 2004, Mr. McKee served as Senior Oil Advisor in Iraq by presidential appointment. He is also a former member of the Advisory Committee for the University of Texas Engineering Department and serves on the Colorado School of Mines Foundation Board. He retired as the Chairman of Enventure in November 2009, a company that is majority-owned by Shell Oil Company. The Board selected Mr. McKee to serve as a director because it believes that, as a former senior executive of a major oil and gas company, he brings outstanding oil and gas industry expertise, operational expertise and international expertise to the Company. The Board also believes that Mr. McKee’s experience serving on public company boards and his substantial international and political industry experience gained in part while serving as a Senior Oil Advisor in Iraq, are important assets to the Board.
GEORGE J. DONNELLY
DIRECTOR SINCE OCTOBER 2005
Mr. Donnelly, age 71, is a Managing Partner of Lilo Ventures, a venture capital firm, having held this position since 2001. He also serves as Chairman of Global Suppliers, a minority-owned private company that provides equipment to the petroleum and chemical industry. He served as President and Chief Executive Officer of the Houston Hispanic Chamber of Commerce during 2005 and 2006 and as President of the San Jacinto Museum of History from 2000 to 2002. Between 1988 and 2000, Mr. Donnelly served as Vice President of Russell Reynolds Associates and as Vice Chairman of SpencerStuart Associates, both executive search firms. He began his career at Texaco Inc. in 1962 and served in various roles at Texaco Inc. and Gulf Oil Company until 1997, including Vice President of the Worldwide Energy and Minerals Division, Vice President of the Latin American division and head of the Washington, D.C. office. Mr. Donnelly serves on the Board of Directors of the Greater Houston Partnership, the Center for Houston’s Future, United Way of the Texas Gulf Coast, KIPP Charter Schools, the Health Museum of Houston, the San Jacinto Monument and Museum and the Institute of International Education. The Board believes that Mr. Donnelly’s experiences as a former executive in the oil and gas industry gives him significant knowledge of and insight into that industry and his experience conducting business in Latin America gives him an understating of business and cultural practices in that region of the world. In addition, as a former executive in the executive leadership services industry Mr. Donnelly has expertise in succession planning and executive and board candidate recruitment that gives the Board unique insight into such issues.
GARY R. KING
DIRECTOR SINCE SEPTEMBER 2008
Mr. King, age 51, is currently an independent advisor. From September 2008 through February 2009, he held the position of Chief Executive Officer of Dubai Natural Resources World. Previously, he served as the first Chief Executive Officer of the Dubai Mercantile Exchange from December 2005 until September 2009. From 2001 to November 2005, Mr. King served as Senior Vice President in the Infrastructure Funds and Treasury and Commodities Groups in Macquarie Bank Ltd./Abu Dhabi Commercial Bank, Managing Director at Matrix Commodities DMCC and Regional Head Energy Group and Specialized Funds Group in Dubai at Standard Bank London Ltd. From 1997-2001, he served in senior roles at Emirates National Oil Company, Dragon Oil PLC and Transcanada International Petroleum. From 1994 to 1997, he served as Vice President — Commodities Group for Morgan Stanley (Singapore). From 1983 to 1994, he served in a variety of roles within Exploration and Production and Oil Trading and Supply at Neste Oy (National Oil and Energy Company of Finland), after beginning his career as an exploration geologist in 1980. Mr. King is also a member of the Board of Directors of Kulczyk Oil Ventures, a Polish company scheduled for listing on the Warsaw Stock Exchange during the First Quarter of 2010. He previously served on the Board of Directors of Loon Energy Corporation. He is a graduate of London University with a Bachelor’s Degree in Petroleum Exploration Geology and a Master’s Degree in Petroleum Exploration Geology from Imperial College, Royal School of Mines. The Board selected Mr. King to serve as a director because it believes, as a former executive of several energy-related businesses in the Middle East, Mr. King brings significant international experience to the Company, with special emphasis in that region of the world. The Board also believes, that as a former executive in a financial institution and other financial and commodities businesses, Mr. King brings important financial expertise that benefits the Board in addressing issues related to finance.
CONTINUING DIRECTORS (CLASS I) — WITH TERM OF OFFICE EXPIRING AT THE 2012 ANNUAL MEETING OF STOCKHOLDERS
R. RUDOLPH REINFRANK
DIRECTOR SINCE MARCH 1993
Mr. Reinfrank, age 54, is the Managing General Partner of Riverford Partners, LLC, a strategic advisory and investment firm (“Riverford”), founded in 2009. Prior to founding Riverford, Mr. Reinfrank was a co-founder and a Managing General Partner of Clarity Partners, L.P., a private equity and venture capital firm (“Clarity Partners”), and a co-founder of Clarity China, L.P., a private equity limited partnership with investments in China (“Clarity China” and together with Clarity Partners, “Clarity”). Before Clarity, he was a co-founder and a Managing General Partner of Rader Reinfrank & Co., a private equity fund, in 1997. His prior experience includes roles as an executive, investor and advisor across a wide range of industries for the Roy E. Disney and Marvin Davis families. Mr. Reinfrank is also a Director of Global Leveraged Capital, LLC and Equity Partners Risk Purchasing Group. He previously served on the Boards of Directors of WebTV Networks, Trillium Digital Systems, Weatherford International, Enterra Corporation, CRC-Evans Pipeline, Impremedia LLC, Base Entertainment LLC, Naylor LLC, Crescent Entertainment, LLC and Central Soya, Inc. Mr. Reinfrank is also a Senior Advisor to Pall Mall Capital, Ltd. (London). The Board selected Mr. Reinfrank to serve as a director because, as a founder and managing general partner of a private equity firm, Mr. Reinfrank brings investment and financing expertise to the Company. In addition, as an advisor to a wide range of companies, Mr. Reinfrank’s diverse and extensive business experiences provide an important and unique perspective to the Board.
ROBERT W. GOLDMAN
DIRECTOR SINCE OCTOBER 2005
Mr. Goldman, age 67, retired from Conoco Inc. in 2002 after 14 years of service, most recently as Senior Vice President, Finance and Chief Financial Officer. Prior to that time, he was employed for 23 years by E. I. du Pont de Nemours & Co. in a variety of domestic and international finance and operating assignments. Since 2002 he has been self-employed as a financial consultant. From 2003 through 2008, Mr. Goldman served as the elected Vice President-Finance of the World Petroleum Council. He is a member of the Financial Executives Institute and a member of the Advisory Board of Global Infrastructure Partners, a private equity fund investing in the global energy, transportation and water infrastructure sectors. He serves on the Board of Directors of El Paso Corporation, McDermott International, Inc. and Tesoro Corporation, as well as the Board of Trustees of Kenyon College, Gambier, Ohio. The Board believes Mr. Goldman brings extensive knowledge of the energy industry, international operations, financial risk management and an understanding of the capital markets. As a director of several public energy companies, Mr. Goldman also brings experience serving as a director on public company boards, which gives him valuable insights into a wide range of challenges that public companies face. Also, as a former chief financial officer of a large, publicly-traded company, Mr. Goldman brings significant financial expertise and experience in preparation and review of financial statements and disclosure documents.
DAVID C. MANNON
DIRECTOR SINCE OCTOBER 2009
Mr. Mannon, age 52, joined the Company as Senior Vice President and Chief Operating Officer in December 2004. He was appointed President in July 2007 and Chief Executive Officer in October 2009. From April 2003 through November 2004, Mr. Mannon held the positions of President and Chief Executive Officer of Triton Engineering Services Company (“Triton”), a subsidiary of Noble Drilling Corporation. From 1988 to March 2003 he held various other positions with Triton. From 1980 through 1988, Mr. Mannon served as a drilling engineer for SEDCO-FOREX, formerly SEDCO. Mr. Mannon is currently a member of the International Association of Drilling Contractors (IADC), Society of Petroleum Engineers (SPE) and the American Association of Drilling Engineers (AADE), serves on the Upstream Committee of the American Petroleum Institute (API), and is an executive board member of Southern Methodist University’s Lyle College of Engineering. As Chief Executive Officer of the Company, Mr. Mannon is well suited to inform the Board of significant strategic matters. Mr. Mannon brings nearly 30 years of experience in the oil and gas services industry, including membership in various industry trade and technical associations and groups. The Board believes that as a former drilling engineer, Mr. Mannon’s substantial technical expertise is valuable in understanding the operational challenges the Company encounters.
CONTINUING DIRECTORS (CLASS III) — WITH TERM OF OFFICE EXPIRING AT THE 2011 ANNUAL MEETING OF STOCKHOLDERS
ROBERT L. PARKER, JR.
DIRECTOR SINCE SEPTEMBER 1973
Mr. Parker, Jr., age 61, is the Executive Chairman of the Company, having stepped down as Chief Executive Officer of the Company in October 2009. Having joined Parker in 1973, he was elected Chief Executive Officer in 1991 and appointed Chairman of the Board of Directors on April 28, 2006. He previously was elected a vice president in 1973, Executive Vice President in 1976 and President and Chief Operating Officer in 1977. Mr. Parker, Jr. is on the Board of Directors of the University of Texas Development Board, the University of Texas Health Science Center (Houston) Development Board, the International Association of Drilling Contractors, the American Petroleum Institute and the Greater Houston Partnership. As former Chief Executive Officer of the Company, Mr. Parker, Jr. brings a wealth of historical knowledge and strategic experience and is well suited to serve as a link between the Board and the Company’s management. Mr. Parker, Jr. brings significant experience in the oil and gas service industry through his more than 35 years with the Company, and his membership in the International Association of Drilling Contractors.
JOHN W. GIBSON, JR.
DIRECTOR SINCE OCTOBER 2001
Mr. Gibson, Jr., age 52, is the former President and Chief Executive Officer of Paradigm B.V., a provider of enterprise software solutions to the global oil and natural gas exploration and production industry, a role he accepted in September 2005. During the period January 2005 through August 2005, Mr. Gibson was an independent consultant. From January 2003 through December 2004, Mr. Gibson held the position of President and Chief Executive Officer of Halliburton’s Energy Services Group, an oil and gas integrated service company, having previously served as President of Halliburton Energy Services since March 2002. Mr. Gibson also served as President and Chief Executive Officer of Halliburton’s Landmark Graphics Corporation from 2000 to 2002, and earlier as Chief Operating Officer. He currently serves on the Board of Directors of Orocobre Limited, a company listed on the Australian Securities Exchange. Mr. Gibson is also on the Advisory Board of the Jackson School of Geology at the University of Texas, Executive Advisory Council of the American Association of Petroleum Geologists, a Director of National KICKSTART Program and a member of the Board of Trustees of Houston Baptist University. The Board

believes that, as a former executive in an industry providing services to the global oil and natural gas and exploration and production industry, Mr. Gibson possesses an in-depth understanding of relevant issues faced by the oil and gas service industry. The Board believes that this experience gives him significant knowledge and insight to the oil and gas service industry that adds meaningfully to the Board decision making process.
ROGER B. PLANK
DIRECTOR SINCE MAY 2004
Mr. Plank, age 53, is President of Apache Corporation (“Apache”), having served in this position since 2009, after serving as Executive Vice President and Chief Financial Officer since May 2000. Mr. Plank previously served as Vice President of Corporate Communications, Vice President of External Affairs and Vice President of Planning and Corporate Development for Apache. He is also on the Board of Trustees of the Ucross Foundation and President of Houston’s Alley Theatre. The Board believes that, as an executive of a public oil and gas exploration and production company, Mr. Plank brings tremendous oil and gas industry experience to the Company. The Board also believes that, as a former financial officer of a public company, Mr. Plank’s significant financial expertise and experience in preparation and review of financial statements and disclosure documents is valuable in the preparation of the Company’s public disclosure documents. In addition, as a former corporate communications officer of a public company, Mr. Plank possesses experience which provides the Board with helpful insights into communication issues.
DIRECTOR COMPENSATION
Fees and Benefit Plans For Non-Employee Directors
Annual Cash Retainer Fees. In 2009, non-employee directors of the Company received an annual cash retainer fee of $30,000. The full annual retainer fee is paid to all current directors as of the date of each annual meeting. Directors who are appointed during the year receive a pro-rated fee for the remainder of the period until the next annual meeting, but directors who leave the Board prior to serving the entire period between annual meetings do not forfeit any of the annual retainer previously received.
Meeting Fees. In 2009, non-employee directors of the Company also were paid a fee of $2,500 for each Board meeting and $2,500 for each committee meeting. Meeting fees are paid for each meeting attended in person or in which they participate by telephone. These meeting fees are paid immediately following each meeting .
Committee Chair Fees. In 2009, each of the chairs of the Audit, Compensation and Corporate Governance Committees received an additional fee of $12,000 for his service as a committee chair.
Equity Grants. Non-employee directors of the Company are eligible to participate in the Company’s 2005 Long-Term Incentive Plan (the “2005 LTIP”), which allows for the grant of stock options and restricted stock grants. In March 2009, after review of the 2009 report of PM&P and considering other factors that the Corporate Governance Committee deemed relevant, the Corporate Governance Committee recommended and the Board agreed to award 15,000 shares of restricted stock to each of the non-employee directors, all of which will vest on the one-year anniversary date of the award.
2009 Non-Employee Director Compensation Table

	Fees Earned
	or	Stock
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)
Mr. Reinfrank	112,000	20,850	132,850
Mr. Gibson, Jr.	107,500	20,850	128,350
Mr. Plank	99,500	20,850	120,350
Mr. McKee	104,500	20,850	125,350
Mr. Donnelly	72,500	20,850	93,350

	Fees Earned
	or	Stock
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)
Mr. Goldman	75,000	20,850	95,850
Mr. Whalen (2)	2,500	20,850	23,350
Mr. King	77,500	20,850	98,350

Total	651,000	166,800	817,800

(1)	Reflects a grant date fair value of the 15,000 shares of restricted stock awarded to each non-employee director in March 2009, which represents the only outstanding shares of restricted stock held by non-employee directors that have not vested as of December 31, 2009.

(2)	Mr. Whalen served on the Company’s Board in 2009; however, he did not stand for election to the Board at the Company’s 2009 Annual Meeting of Stockholders.
Board members are reimbursed for their travel expenses incurred in connection with attendance of Board and committee meetings and for board education programs. These amounts are not included in the table above. Employee directors do not receive any compensation for their participation on the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Corporate Governance Committee, or its designee, is charged by its charter with reviewing and approving all transactions between the Company and current or former officers or directors and other parties defined as being “related parties” pursuant to the Related Party Transaction Policy of the Company. See “Related Party Transaction Policy” at page 21.
Consulting Agreement
The Company is party to a consulting agreement with Robert L. Parker, Sr., the former Chairman of the Board of Directors of the Company and the father of the Company’s current Executive Chairman, Robert L. Parker, Jr. Under the agreement, Mr. Parker, Sr. was paid $180,667, $270,750 and $316,250 in each of the years ending December 31, 2007, 2008 and 2009, respectively. During 2007 and 2008, Mr. Parker, Sr. and his spouse also received medical coverage under the Company’s medical plan.
During the term of the consulting agreement, Mr. Parker, Sr. is required to maintain the confidentiality of any information he obtains while an employee or consultant and to disclose to the Company any ideas he conceives and assign to the Company any inventions he develops. For one year after the termination of the consulting agreement, Mr. Parker, Sr. is prohibited from soliciting business from any of the Company’s customers or individuals with which the Company has done business, from becoming interested in any business that competes with the Company, and from recruiting any employees of the Company.
Under the consulting agreement, Mr. Parker, Sr. currently represents the Company on the U.S.-Kazakhstan Business Council, for which he receives a monthly payment of $14,583.34. Unless extended by the parties, the consulting agreement will terminate on April 30, 2010.
Other Transactions
During 2009 and 2008, Mr. Plank, one of our directors, held the positions of President and of Executive Vice President and Chief Financial Officer, respectively, of Apache Corporation. During 2009 and 2008, affiliates of Apache paid affiliates of the Company a total of $6.8 million and $18.2 million, respectively, for performance of drilling services and provision of rental tools.
On February 19, 2010, the Corporate Governance Committee reviewed the business between the Company and Apache and determined that it is not material to either company and does not present a conflict of interest or otherwise impair the independence of Mr. Plank or his ability to render independent judgment under the Corporate Governance Listing Standards of the NYSE. This determination was reported to the Board.
Related Party Transaction Policy
On February 23, 2007, the Corporate Governance Committee recommended, and the Board approved, a formal Related Party Transaction Policy that requires the prior approval by the Corporate Governance Committee of any transaction between the Company and any Related Party. For the purposes of the policy, a Related Party is (i) any senior officer (which shall include, at a minimum, each vice president and Section 16 officer) or director of the Company, (ii) a stockholder owning in excess of five percent of the Company (or its controlled affiliates), (iii) a person who is an immediate family member of a senior officer or director or (iv) an entity which is owned or controlled by a person or entity listed in (i), (ii) or (iii) above, or an entity in which a person or entity listed in (i), (ii) or (iii) above has a substantial ownership interest or control.
INDEMNIFICATION
In accordance with our By-laws, we indemnify our directors and officers to the fullest extent permitted by law. We also have signed agreements with each of the directors and officers contractually obligating us to provide indemnification to each director and officer.

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS
Except as noted otherwise, the following table sets forth information concerning beneficial ownership of the Company’s Common Stock as of March 10, 2010, based on 116,240,033 shares issued and outstanding on such date, by (a) all persons known by the Company to be beneficial owners of more than five percent (5%) of such stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table and (d) all directors and the executive officers as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.
AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

		RIGHT
	SHARES	TO	PERCENT OF
	OWNED	ACQUIRE	OUTSTANDING
NAME	(#)(1)	(#)(2)	SHARES(3)
FMR LLC (4)	16,976,373	0	14.60
Blackrock, Inc. (5)	7,108,972	0	6.12
Artisan Partners Holdings LP (6)	6,059,700	0	5.21
Robert L. Parker, Jr.	1,437,454	0	1.24
R. Rudolph Reinfrank	59,635	25,000	*
Robert W. Goldman	49,635	0	*
John W. Gibson, Jr.	126,135	8,500	*
Roger B. Plank	244,635	15,000	*
Robert E. McKee III	59,635	0	*
George J. Donnelly	49,635	0	*
Gary R. King	21,400	0	*
David C. Mannon	748,568	25,000	*
W. Kirk Brassfield	367,816	0	*
Denis J. Graham	338,631	0	*
Michael D. Drennon	210,277	0	*
Jon-Al Duplantier	50,652	0	*
Ronald C. Potter(7)	244,493	0	*
Lynn G. Cullom(7)	103,331	0	*

Directors and executive officers as a group (14 persons)(7)	3,805,340	73,500	3.34

*	Less than 1%

(1)	Includes shares for which the person has sole voting and investment power, or has shared voting and investment power with his/her spouse. Also includes restricted stock held by directors and executive officers over which they have voting power but not investment power. Excludes shares that may be acquired through stock option exercises.

(2)	Shares that can presently be acquired through stock option exercises and within 60 days of March 10, 2010.

(3)	Shares of Common Stock which are not outstanding but which could be acquired by a person upon exercise of an option within 60 days of March 10, 2010, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(4)	Based on information obtained from Schedule 13G/A filed by FMR LLC with the SEC on January 11, 2010. FMR LLC is located at 82 Devonshire St., Boston, MA 02109.

(5)	Based on information obtained from Schedule 13G filed by Blackrock, Inc. with the SEC on January 29, 2010. Blackrock, Inc. is located at 40 East 52nd Street, New York, NY 10022.

(6)	Based on information obtained from Schedule 13G filed by Artisan Partners Holdings LP with the SEC on February 11, 2010. Artisan Partners Holdings LP is located at 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(7)	Mr. Potter and Ms. Cullom terminated their employment during 2009 and are not included in the security holdings of the directors and executive officers as a group. Mr. Potter’s and Ms. Cullom’s beneficial ownership is based on their latest Form 4 filing on March 23, 2009 and April 8, 2009, respectively. The security holdings of our principal accounting officer are included in the security holdings of the directors and executive officers as a group.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10 percent of the Common Stock of the Company, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the NYSE, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 2009.
To the Company’s knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during and with respect to fiscal 2009, all or the Section 16(a) reports applicable to our officers, directors and greater-than-10-percent stockholders were timely filed, except a Form 4 reporting Mr. Plank’s sale of Common Stock of the Company and a Form 5 reporting Mr. Plank’s gift of Common Stock of the Company.

PROPOSALS TO BE VOTED ON
ITEM 1— ELECTION OF DIRECTORS
The By-laws of the Company currently provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board. The Company currently has nine directors.
Our directors serve staggered terms. This is accomplished as follows:
•	each director who is elected at an annual meeting of stockholders serves a three-year term;

•	the directors are divided into three classes;

•	the classes are as nearly equal in number as possible; and

•	the term of each class begins on a staggered schedule.
In accordance with the recommendation of the Corporate Governance Committee, the Board has nominated Messrs. McKee, Donnelly and King for election as Class II directors at the Annual Meeting. Mr. McKee was initially appointed as a director by the Board in 2005, and currently serves as Chairman of the Corporate Governance Committee and as a member of the Compensation Committee. Mr. Donnelly was initially appointed as a director by the Board in 2005, and currently serves as a member of the Audit Committee. Mr. King was initially appointed as a director by the Board in 2008, and currently serves as a member of the Audit Committee. Mr. King was appointed to the Board as a result of an executive search conducted by Russell Reynolds. The persons named as proxies in the accompanying proxy, who have been designated by the Board, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. McKee, Donnelly and King. Should any of these three nominees become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person or persons as the Corporate Governance Committee may recommend and the Board may propose to replace such nominee. The Company knows of no reason why any of the nominees will be unavailable or unable to serve. For biographical information on these directors, see page 16. The remaining directors will continue to serve the terms described in their biographies under “Board of Directors” beginning on page 16.
Each of the three nominees for director this year currently is a director of the Company and has consented to serve a three-year term.
The Board of Directors recommends a vote FOR these nominees.
ITEM 2— PROPOSAL TO APPROVE THE PARKER DRILLING COMPANY 2010 LONG-TERM INCENTIVE PLAN
The Board has unanimously adopted a resolution to submit to a vote of the Company’s stockholders the adoption of the 2010 LTIP, as set forth in Appendix A to this Proxy Statement. Among other things, the 2010 LTIP will:
•	reserve 5,800,000 shares of Common Stock for issuance under the 2010 LTIP;

•	prohibit repricing of options and stock appreciation rights;

•	provide for minimum vesting requirements on employee stock awards; and

•	provide for non-performance based cash awards under the 2010 LTIP.
The 2010 LTIP’s purpose is to foster and promote the long-term financial success of the Company and to increase stockholder value by: (a) encouraging the commitment of employees and outside directors, (b)

motivating superior performance of employees and outside directors by means of long-term, performance-related incentives, (c) encouraging and providing employees and outside directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company’s stockholders, (d) attracting and retaining employees and outside directors by providing competitive compensation opportunities, and (e) enabling employees and outside directors to share in the long-term growth and success of the Company.
The affirmative vote of a majority of the shares of Common Stock casting a vote on the question is required to approve the adoption of the 2010 LTIP; provided that votes representing more than 50% of our outstanding shares of Common Stock are cast on the proposal. If the proposal is not approved by the stockholders, the Company’s 2005 Long-Term Incentive Plan (“2005 LTIP”) will continue in its present form.
The Board of Directors recommends a vote FOR the proposal to approve the adoption of the 2010 LTIP.
Description of the 2010 LTIP
The following is a summary of the principal features of the 2010 LTIP and its operation.
Administration. The 2010 LTIP is administered by the Compensation Committee of the Board (“Committee”), except for the awards to non-employee directors which will be reviewed and approved by the Board. Subject to the terms of the 2010 LTIP, the Committee has the power to select the employees who are eligible to receive awards under the 2010 LTIP, the type and amount of incentive awards to be awarded, and the terms and conditions of such awards. The Committee may delegate its authority under the 2010 LTIP to any member or committee of the Board. The Committee also has the authority to interpret the 2010 LTIP and establish, amend or waive rules necessary or appropriate for the administration of the 2010 LTIP.
Eligibility. Any employee of the Company or a subsidiary of the Company, or an individual who has agreed to become an employee of the Company or a subsidiary of the Company, or a director of the Company who, in the opinion of the Committee, is in a position to contribute to the growth, development or financial success of the Company is eligible to participate in the 2010 LTIP.
Shares Subject to the 2010 LTIP. The maximum number of shares of the Company’s Common Stock that may be delivered pursuant to awards granted under the 2010 LTIP is 5,800,000 shares of Common Stock. Any shares of Common Stock subject to an award under the 2005 LTIP that are forfeited or terminated, expire unexercised, lapse or are otherwise canceled in a manner such that the shares of Common Stock covered by such award are not issued may be used for awards under the 2010 LTIP. All the shares of Common Stock available under the 2010 LTIP may be issued upon exercise of incentive stock options. Under the 2010 LTIP, no participant may be granted, in any one-year period: options or SARs that are exercisable for more than 1,000,000 shares of Common Stock; stock awards covering more than 1,000,000 shares of Common Stock; or cash awards having a value greater than $10,000,000. The maximum number of shares deliverable pursuant to awards granted under the 2010 LTIP is subject to adjustment by the Committee in the event of certain dilutive changes in the number of outstanding shares. Under the 2010 LTIP, the Company may issue authorized but unissued shares, treasury shares, or shares purchased by the Company on the open market or otherwise. The number of shares available under the 2010 LTIP will not be increased by any shares tendered, surrendered or withheld in connection with the exercise or settlement of an award or the Company’s withholding obligations.
Transferability. Rights under any award may not be transferred except by will or the laws of descent and distribution or a qualified domestic relations order. However, the Committee may, in its discretion, authorize in the applicable award agreement the transfer, without consideration, of all or a portion of a non-statutory stock option by a participant in the plan to family members, trusts and entities owned by family members; provided, however, that no transfer is permitted if such transfer would be considered to be a “listed transaction” under Internal Revenue Service’s tax shelter guidance.

Amendment of the 2010 LTIP. The Board has the power and authority to terminate or amend the 2010 LTIP at any time, except that no amendment that may adversely affect the rights of a participant in any material way may be made without the consent of the participant, and no amendment may be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is required by applicable law.
Change in Control. Unless provided otherwise in the applicable award agreement, in the event of a change in control, all outstanding awards shall become 100% vested, free of all restrictions, immediately and fully exercisable, and deemed earned at target and payable as of the day immediately preceding the change in control. A “change in control” means the occurrence of any one or more of the following events:
•	The acquisition by any individual, entity or group of beneficial ownership of 50% or more of the Company’s Common Stock or combined voting power;

•	Individuals who constitute the Board of the Company as of the effective date of the 2010 LTIP, or successors to such members approved by the Board, cease for any reason to constitute at least a majority of the Board;

•	The consummation by the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the outstanding Common Stock and voting securities of the Company immediately prior to such Business Combination do not, immediately following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common equity and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or comparable governing persons, as the case may be, of the entity surviving or resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding Common Stock and voting securities of the Company, as the case may be;

•	The sale or other disposition of all or substantially all of the assets of the Company; or

•	The consummation of any plan or proposal for the complete liquidation or dissolution of the Company.
The Board may determine that any of the events described above will not constitute a change in control.
Award Agreements and Term. All awards under the 2010 LTIP will be authorized by the Committee and evidenced by an award agreement setting forth the type of incentive award being granted, the vesting schedule, and other terms and conditions of exercisability. No stock options may be exercisable for more than ten years from the date of grant.
Stock Options. A grant of a stock option entitles a participant to purchase from the Company a specified number of shares of Common Stock at a specified price per share. In the discretion of the Committee, stock options may be granted as non-statutory stock options or incentive stock options, but incentive stock options may only be granted to employees of the Company or a subsidiary.
The exercise price per share of Common Stock which may be purchased under a stock option must not be less than the fair market value of the Company’s Common Stock on the date of grant. The exercise price for shares of Common Stock acquired on exercise of a stock option must be paid in cash; or, if approved by the Committee, delivery of shares of the Company’s Common Stock with a fair market value equal to the exercise price of the stock option, the withholding of shares that would otherwise be issuable upon exercise, participation in a broker-assisted “cashless exercise” arrangement, or payment of any other form of consideration acceptable to the Committee.

Stock Appreciation Rights (SARs). The grant of a SAR provides the holder with the right to receive a payment in shares of Common Stock equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over a SAR price specified in the applicable award agreement. The SAR price specified in an award agreement must not be less than the fair market value of the Company’s Common Stock on the date of the grant of the SAR.
Restricted Stock. A grant of restricted stock is an award of shares of Common Stock subject to restrictions or limitations set forth in the 2010 LTIP and in the related award agreements. The award agreements for restricted stock will specify the time or times within which such award may be subject to forfeiture and any performance goals which must be met in order to remove any restrictions on such award. Except for limitations on transfer or limitations set forth in the applicable award agreement, holders of restricted stock shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon.
Restricted Stock Units. A grant of restricted stock units is an award of the right to receive a certain number of shares of Common Stock in the future, subject to restrictions or limitations set forth in the 2010 LTIP and in the related award agreement. The award agreement for restricted stock units will specify the time or times within which such award may be subject to forfeiture and any performance goals which must be met in order to remove any restrictions on such award.
Other Awards. The Committee may grant to any participant other forms of awards payable in shares of the Company’s Common Stock or cash. The terms and conditions of such other form of award shall be specified by the applicable award agreement. Such other awards may be granted for no cash consideration, other than services already rendered, or for such other consideration as may be specified by the award agreement.
Performance-Based Awards. Awards may be granted under the 2010 LTIP that are subject to the attainment of pre-established performance goals over a specified performance period. Performance-based awards may be payable in stock or cash. The award agreement for a performance-based award will specify the performance period, the performance goals to be achieved during the performance period, and the maximum or minimum settlement values. Performance goals for awards designed to be “qualified performance-based compensation” under Section 162(m) of the Code will relate to one or more of the following:
•	profits (including, but not limited to, profit growth, net operating profit or economic profit);

•	profit-related return ratios;

•	return measures (including, but not limited to, return on assets, capital, equity, investment or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments);

•	earnings (including but not limited to, total stockholder return, earnings per share or earnings before or after taxes);

•	net sales growth;

•	net earnings or income (before or after taxes, interest, depreciation and/or amortization);

•	gross, operating or net profit margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	turnover of assets, capital, or inventory;

•	expense targets;

•	margins;

•	measures of health, safety or environment;

•	operating efficiency;

•	customer service or satisfaction;

•	market share;

•	credit quality; and

•	working capital targets.
Vesting Requirements. Except in the case of terminations of employment due to death, disability, retirement or change in control: (i) any restricted stock award, restricted stock unit award or other stock-based award granted to an employee will not become 100% vested until the employee has been employed by the Company or a subsidiary for at least three years from the date of grant; and (ii) any performance-based stock award granted to the employee will not become 100% vested until the employee has been employed by the Company or a subsidiary for at least one year from the date of grant.
Federal Income Tax Consequences
The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences associated with the grant of awards under the 2010 LTIP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon the individual’s circumstances. Also, this information may not be applicable to employees of foreign subsidiaries or to participants who are not residents of the United States. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2010 LTIP.
Non-statutory Stock Options. A participant receiving a non-statutory stock option that has been issued with an exercise price not less than the fair market value of the Company’s Common Stock on the grant date will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises a non-statutory stock option, the difference between the option price and any higher market value of the stock on the date of exercise will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by the Company. When a participant disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon whether the participant held the shares for more than one year following the exercise of the option. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon whether the participant held the shares for more than one year following the exercise of the option.
Incentive Stock Options. Incentive stock options granted under the 2010 LTIP are intended to meet the requirements of Section 422 of the Code for “incentive stock options.” A participant receiving a grant of incentive stock options will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises an incentive stock option while employed by the Company or its subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the participant at that time (and no deduction will be allowed to the Company) but the excess of the fair market value of the shares acquired by such exercise over the option price will be taken into account in determining the participant’s alternative minimum taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of until more than two years after the date of grant and one year after the date of transfer of the shares to the participant (“statutory holding periods”), the excess of the sale proceeds over the aggregate option price of such shares will be long-term capital gain, and the Company will not be entitled to any federal income tax deduction. Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a “Disqualifying Disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if sustained, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the Company or its subsidiary will be entitled to a federal tax deduction in a like amount), and the balance of the gain, if any, will be capital gain (short-term or long-term depending upon whether the participant held the shares for more than one year following the exercise of the option). To the extent that the aggregate fair market value of stock (determined on the date of grant) with respect to which incentive options become exercisable for the first time during any calendar year exceeds $100,000, such excess options will be treated as non-statutory options.
Payment Using Shares. If a participant pays the exercise price of a non-statutory or incentive stock option with previously-owned shares of the Company’s Common Stock and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a non-statutory stock option is being exercised. The participant does not recognize income and the Company receives no deduction as a result of the tax-free portion of the exchange transaction. If the use of previously acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results are as described in the preceding paragraph. The income treatment will apply to the shares disposed of, but will not affect the favorable tax treatment of the shares received.
Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards. Unless a participant makes the election described below with respect to restricted stock granted under the 2010 LTIP, a participant receiving a grant of SARs, restricted stock, restricted stock units or performance awards will not recognize income and the Company will not be allowed a deduction at the time such award is granted. While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends received and the Company will be allowed a deduction in a like amount. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be compensation income to the participant and will be claimed as a deduction for federal income tax purposes by the Company. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant of restricted stock, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the restricted stock award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his award, no refund or deduction will be allowed for the amount previously included in such participant’s income.
Certain Tax Code Limitations on Deductibility. In order for the Company to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability to obtain a deduction for future payments under the 2010 LTIP could also be limited by Code Section 280G, which provides that certain excess parachute payments made in connection with a change of control of an employer are not deductible. The ability to obtain a deduction for amounts paid under the 2010 LTIP could also be affected by Code Section 162(m), which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year. However, certain exceptions apply to this limitation in the case of qualified performance-based compensation. It is intended that the approval of the 2010 LTIP by our stockholders will satisfy the stockholder approval requirement for the performance-based exception and we will be able to comply with the requirements of the Code and Treasury Regulation Section 1.162-27, as it relates to the grant and payment of certain performance-based awards (including options and stock appreciation rights) under the 2010 LTIP, so as to be eligible for the performance-based exception. In certain cases, the Company may determine it is in its best interests to not satisfy the requirements for the performance-based exception.
Code Section 409A. Code Section 409A generally provides that deferred compensation subject to Code Section 409A that does not meet the requirements for an exemption from Code Section 409A must satisfy specific requirements, both in operation and in form, regarding: (1) the timing of payment; (2) the election of deferrals; and (3) restrictions on the acceleration of payment. Failure to comply with Code Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on the deferred amounts included in the participant’s income. We intend to structure awards under the Plan to be exempt from or comply with Code Section 409A.
ERISA. The 2010 LTIP is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The 2010 LTIP is not qualified under Section 401(a) of the Code.
Awards Granted under the 2010 LTIP
As of the date of this Proxy Statement, the Company estimates that approximately 110 officers, employees and directors were eligible to participate in the 2010 LTIP. Because the Committee has the discretion to grant awards under the 2010 LTIP, it is not possible as of the date of this Proxy Statement to determine future awards that will be received by executive officers, employees and directors under the 2010 LTIP.
Equity Compensation Plan Information as of March 11, 2010
As of March 11, 2010, there remained 416,135 shares available for issuance, and there were 123,500 options outstanding with a weighted average exercise price of $3.58 and a weighted average remaining contractual life of 1.21 years. We had 1,799,715 restricted shares outstanding as of March 11, 2010.
ITEM 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has engaged KPMG LLP (“KPMG” or “independent accountants”) to serve as our independent registered public accounting firm for 2010. Stockholders are being asked to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for 2010. If the stockholders do not ratify the appointment, the Audit Committee will re-consider the appointment. Representatives of KPMG will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement should they desire to do so.
The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010.
Audit Committee Report
The following report does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference in such filing.
The Audit Committee is responsible for providing independent, objective oversight of Parker’s accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting, audit processes and compliance with laws, regulations and Company policies. The Audit Committee oversees the financial reporting process on behalf of the Board, reviews the financial disclosures and meets privately with the independent accountants to discuss the internal accounting control policies and procedures. The Audit Committee reports on these meetings to the Board.
The Audit Committee operates pursuant to a charter, which sets forth the duties and responsibilities of the Audit Committee, which duties are summarized on page 14 of this Proxy Statement. While the committee has certain duties as set forth in the charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting rules and regulations, as these functions are the responsibility of management and the independent accountants. In the performance of its oversight function, the Audit Committee addressed the following specific matters:
•	Reviewed quarterly financial statements, the 2009 year-end audited financial statements (10-K) and earnings releases, including disclosures made in the management discussion and analysis, the quality of the accounting principles, the reasonableness of significant judgments and the sufficiency of the disclosures and discussed them with management and the independent accountants,

•	Received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning the independence of the independent accountants, and discussed with the independent accountants and confirmed the independence of the independent accountants,

•	Engaged in private discussions with the independent accountants to discuss matters relevant to the planning and implementation of the Company’s audit,

•	Discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 114, including without limitation, the quality as well as the completeness and accuracy of the financial statements,

•	Discussed with management and the independent accountants significant financial and reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including all critical accounting policies and practices and alternative treatment of financial transactions,

•	Discussed with management the Company’s use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies,

•	Met regularly with the Director of Internal Audit (including private meetings), reviewed reports prepared by the internal auditing department and management responses and approved the scheduling, budget and staffing of the planned scope of internal audits,

•	Discussed with management various matters regarding the compliance of the Company and its subsidiaries with the Company’s Code of Corporate Conduct, including the Foreign Corrupt Practices Act,

•	Discussed with management and the independent accountants the effect of major legislative, regulatory or accounting initiatives as well as any off-balance sheet structures on the Company’s financial statements,

•	Discussed with management the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures, including policies regarding risk assessment and risk management policies,

•	Discussed certain legal matters with counsel,

•	Maintained oversight over the anonymous reporting, including a third-party hotline service, of any alleged accounting or audit complaints or other irregularities consistent with the requirements of the SEC pursuant to SOX and reviewed matters with the Director of Internal Audit and General Counsel that were reported to ensure they were properly investigated and that appropriate remedial action was taken when necessary,

•	Pre-approved the fees charged by the independent accountants for services performed in 2009 in accordance with the pre-approval policy adopted by the Company in 2004. These fees are set forth in the table immediately following this report,

•	Monitored the Company’s compliance with internal controls over financial reporting pursuant to Section 404 of SOX,

•	Met privately with the independent accountants at various times throughout the year,

•	Directed investigations involving certain of the Company’s foreign operations, including several meetings with the special counsel retained to represent the Audit Committee,

•	Retained KPMG LLP as the independent registered public accounting firm of the Company for 2010, and

•	Reviewed the report on internal control over financial reporting filed pursuant to Section 404 of SOX, which report did not note any material weaknesses, and discussed with management the adequacy of changes in internal control over financial reporting to address minor issues.
Based on the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2009 be included in Parker’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.
Respectfully submitted,
Roger B. Plank, Chairman
John W. Gibson Jr.
George J. Donnelly
Gary R. King

Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by KPMG, registered public accounting firm, for the audit of the Company’s financial statements for the years ended December 31, 2009 and 2008, respectively, and fees billed for other services rendered by KPMG during the same periods.

	2009	2008
Audit fees (1):	$1,710,000	$1,408,200
Audit related fees:	$0	$0
Tax related fees (2):	$199,000	$146,000
All other fees (3):	$735,000	$184,000

Total	$2,644,000	$1,738,200

(1)	Audit fees were related to annual financial statement audit, quarterly reviews of financial statements, statutory audits of foreign subsidiaries, periodic assistance and consultation related to filings with the SEC and audits in conjunction with SOX Internal Control requirements.

(2)	Tax fees for services consisting primarily of assisting Company affiliates in the preparation of foreign tax returns and other tax compliance considerations.

(3)	All other fees for services consisting primarily of work performed in anticipation of the Company’s debt offering completed in early 2010, tax structure review and evaluation consulting and other fees incurred related to periodic filings of SEC Form 8-K matters during the year.
All audit fees and allowable non-audit related fees were pre-approved by the Audit Committee in accordance with pre-approval policies that exist within the Company.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.
Consistent with SEC rules and regulations regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent accountants. In response to these rules, the Audit Committee established a policy in April 2003, which was amended in January 2004, in connection with the pre-approval of all audit and permissible non-audit services provided by the independent accounts, which policy was attached to the 2004 Proxy Statement. Such services are pre-approved to a specific dollar threshold. All other permitted services, as well as proposed services exceeding such specified dollar thresholds, must be separately approved by the Audit Committee.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Philosophy
Our compensation philosophy is to provide competitive total compensation to our executive officers that rewards performance measured against pre-approved goals and is appropriate considering all relevant factors and circumstances. Our executive compensation philosophy is to target the market median for each element of pay. In years of superior performance, our incentive programs are designed to pay out near the top quartile of the market. We believe this philosophy helps us attract, retain and appropriately motivate highly-qualified executives. We also believe that the goals and objectives of our compensation philosophy are best served by adhering to the following principles:
•	first, linking a significant portion of executive compensation to our performance, taking into consideration pre-established financial objectives, operational objectives and personal performance objectives;

•	second, aligning executive compensation with our stockholders’ interests;

•	third, designing each component of executive compensation to be competitive with the compensation practices of peer companies; and

•	fourth, using a mix of salary, annual incentives and long-term incentives to attract and retain highly qualified personnel.
Administration
Role of the Compensation Committee. Our executive compensation program is administered by the Compensation Committee (referred to in this Compensation Discussion and Analysis as the “committee”) in accordance with the charter of the committee and other corporate governance requirements of the SEC and the NYSE. In designing our compensation programs and making decisions on individual executive compensation, the committee periodically reviews and considers the following information and factors:
•	the Company’s executive compensation philosophy, policies and objectives, including the reasons for providing each element of executive compensation;

•	tally sheets and mockups of executive compensation tables (which will ultimately be incorporated into the Proxy Statement) containing the following information with respect to each executive officer:
•	total compensation and the components thereof (base salary, annual incentive bonus, long-term incentive compensation, stock options and grants),

•	future compensation opportunities including, without limitation, long-term incentive plans,

•	post-termination compensation,

•	perquisites, and

•	certain elements of past compensation;
•	benefit programs;

•	the relative pay level within the executive group;

•	job performance, responsibilities and experience of each executive officer;

•	competitive issues relevant to recruiting and retaining executive officers, including the compensation policies and practices of our peers; and

•	any behavioral or related risks associated with the incentive plan design or operation.

Based on the above review and analysis, the committee undertook the following actions regarding the executive compensation program during 2009:
•	established the base salaries for the Executive Chairman and the Chief Executive Officer and made recommendations to the Board regarding the base salary for other executive officers; and

•	approved the annual incentive bonuses for the executive officers earned in 2008 and paid in 2009.
In addition, the committee saw the need for long-term incentive compensation to take into account the cyclical nature of the industry, while appropriately focusing executives on stockholder interests. Accordingly, the committee established a new three-year long-term equity-based incentive program. However, as discussed below, the committee did not make any awards under that program until 2010.
Role of the Compensation Consultant. The committee has engaged PM&P to advise the committee on certain compensation issues from time to time as discussed below. The assignments of PM&P are determined primarily by the committee. The committee considers PM&P to be independent based on the following factors:
•	the committee has the sole ability to hire and terminate PM&P;

•	except with respect to the limited work described below, PM&P receives all of its assignments with regard to executive compensation matters directly from the committee (or the Corporate Governance Committee with respect to assignments relating director compensation); and

•	PM&P has performed only limited work for management in connection with PM&P’s extensive database for the industry and its application to employee incentives, and published industry specific compensation surveys, for which it receives compensation of less than $20,000 per year and which it routinely reports to the committee.
During 2009, PM&P provided the following compensation consulting services:
•	compiled peer group compensation data to assist the committee in establishing executive compensation for the Executive Chairman of the Board and the Chief Executive Officer;

•	constructed the 2009 LT Incentive Program discussed below under “Elements of Total Compensation—2009 Long-Term Incentive Program” and reviewed the program’s plan document and related award agreements; and

•	reviewed employment contracts and advised on recommended revisions in accordance with current competitive practices.
Roles of Executives in Establishing Compensation. The Chief Executive Officer plays a key role in determining executive compensation for the other executive officers. The Chief Executive Officer attends the meetings of the committee regarding executive compensation and discusses his recommendations with the committee, including his evaluation of the performance of the executives in arriving at his recommendations, which are based on his direct evaluation of such officers and/or the evaluations of the supervisors to whom such officers report when the officers do not report directly to the Chief Executive Officer. Likewise, the Executive Chairman attends the meetings of the committee regarding executive compensation and discusses his recommendations with the committee, including his evaluation of the performance of the Chief Executive Officer. These recommendations are considered by the committee, along with other relevant data from PM&P, in determining its recommendations regarding the base salary for such executive officers. Neither our Executive Chairman nor our Chief Executive Officer makes recommendations regarding his own compensation. The committee evaluates such executives’ performance and compensation in executive session.
Compensation Program’s Design
Overview
The total compensation package for the executive officers generally consists of a mix of:

•	base salary,

•	annual incentive compensation,

•	long-term incentive compensation,

•	post-termination benefits, and

•	employee benefits and perquisites.
We have chosen these elements in order to remain competitive in attracting and retaining executive talent and to incentivize short- and long-term performance with current and potential financial rewards. We pay base salary at a level we believe is sufficient to be competitive, and generally target the market median as reported by PM&P. Base salary is fixed and not contingent on performance compared to pre-established goals. We also provide our executives employee benefits that are provided to our employees generally, such as medical, life, disability and travel accident insurance, as well as participation in our 401(k) plan.
In addition to base salary and benefits, we provide additional compensation, a significant portion of which is performance-based variable compensation. Further information on the relative size of the different elements of compensation is contained in this discussion under “Relative Size of Major Compensation Elements” below. We believe that a mix of fixed and variable compensation will motivate our executives to achieve our business goals and thereby increase stockholder value.
Risk Management
     Several elements of our executive compensation program are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive or unnecessary risk:
•	our program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics (including return on capital employed and total stockholder return);

•	our adoption of 3-year rolling performance periods and focus on long-term stock-based incentive compensation rewards performance over a sustained period of time;

•	maximum bonuses paid under our annual cash incentive program are capped at 200% of the target bonus;

•	our stock ownership guidelines place our executive officers and directors at risk of losing significant value if our company (and thus our stock price) were exposed to inappropriate or unnecessary risks; and

•	the committee has significant discretion to adjust final awards if, in the committee’s view, adjustments are desirable to mitigate perceived risks.
Mix and Allocation of Compensation Components. The general mix of compensation (base salary, plus annual incentive compensation, plus the fair value of long-term incentive awards on the date granted) for target-level performance and maximum-level performance, respectively, will range as follows, depending upon the executive:

Executive Chairman	Base salary = 13% to 20%

Annual incentive compensation = 20% to 25%

Long-term incentive compensation = 60% to 62%

Chief Executive Officer:	Base salary = 13% to 20%

Annual incentive compensation = 20% to 25%

Long-term incentive compensation = 60% to 62%

Senior Vice President:	Base salary = 18% to 28%

Annual incentive compensation = 21% to 27%

Long-term incentive compensation = 51% to 55%

Vice President:	Base salary = 23% to 34%

Annual incentive compensation = 17% to 23%

Long-term incentive compensation = 48% to 54%
Benchmarking. In order to analyze the pay practices within our industry, we examine those of a group of companies we consider to be our peers — that is, companies comparable in terms of size, industry and market cycle. We use this peer group for benchmarking as one of several tools in determining appropriate base salaries, annual incentives, long-term incentives and other financial benefits that comprise the total compensation for our executive officers. Compensation data gathered from the SEC filings of our peers is used to benchmark those of our named executive officers who have an appropriate match in terms of job function and scope of responsibility. We supplement publicly available data with compensation data from both general and industry specific surveys. We feel that blending proxy data with survey data provides the committee with the necessary information to understand the market in terms of our direct peers as well as the broader market.
While we believe that competitiveness is a key element in obtaining and retaining quality personnel, there are limitations on comparative pay information in regard to establishing individual executive compensation, including difficulty in comparing equity gains and other compensation. Therefore, the committee exercises discretion as to the nature and extent of its use of benchmarking data. While we generally target the market median for each element of executive pay, our goal is to use this data as a market guideline rather than a narrow competitive target. This allows us to respond better to changing roles within benchmarked positions and changing business conditions, and to manage salaries more evenly over a career.
The committee, relying on input from senior management and PM&P, periodically reviews the composition of the peer group on an annual basis to ensure it is appropriate for comparative purposes. The following list of peer companies was used by the committee during 2009: Allis-Chalmers Energy, Inc.; Basic Energy Services, Inc.; Helmerich & Payne Inc.; Hercules Offshore, Inc.; Key Energy Services, Inc.; Nabors Industries Ltd.; Pioneer Drilling Company; Precision Drilling Trust; and Tetra Technologies, Inc. (collectively, the “Peer Group”). For the reasons that follow, the committee believes these companies are appropriate peers for the committee to use for comparative purposes in designing the executive compensation programs:
•	Each is a direct competitor for drilling business and/or management personnel.

•	Each is considered a peer company by certain industry analysts who specialize in tracking the oil and gas drilling industry.

•	Each is perceived as generally comparable by the stockholder community based on similarities in the nature of the business, customers and business cycles.

•	Each faces similar financial challenges and risks.

•	Each is within an acceptable range of size in terms of revenue and market capitalization.
The use of benchmarking is subject to the committee’s overall determination as to what compensation is appropriate, considering all the relevant factors and circumstances, including a review of historic increases in compensation, assessing internal pay equity and monitoring how well current executive compensation programs are achieving the goals of the Company’s compensation philosophy.
In evaluating the data from peer companies, the committee takes into account differences in the size of individual peer companies by using size-adjusted data provided by PM&P as part of its comparative analysis. The committee uses the size-adjusted data as a basis to include both smaller and larger companies in the Peer Group, similar to the method used by the investment community and by ISS Governance Services, a unit of RiskMetrics Group, in comparing the Company to peer companies. The committee, in monitoring the peer industry practices, may, over time, make slight modifications to the Peer Group due to the start up of new companies or consolidations within the oil services industry. The committee will continue to monitor the appropriateness of the Peer Group and the relative measures drawn from the process with the primary objective of utilizing a Peer Group that provides the most appropriate comparison to the Company as part of the committee’s competitiveness evaluation.
Relative Size of Major Compensation Elements. When establishing or recommending executive compensation, the committee considers the total compensation payable to an executive officer and the forms in which the compensation will be paid. The committee seeks to achieve a balance between annual cash rewards, including base salary and annual incentive compensation (which is dependent on short-term performance), and long-term incentive compensation designed to retain executives and ensure that a significant portion of the total executive compensation is directly aligned with stockholder interests. The committee determines the size of each element based primarily on:
•	achievement of Company performance goals,

•	market practice determined from our Peer Group data, and

•	individual performance.
The percentage of compensation that is contingent, or “at risk,” typically increases in relation to an executive officer’s responsibilities within the Company, with contingent performance-based incentive compensation for more senior executive officers being a greater percentage of total compensation than for less senior executive officers. See “Mix and Allocation of Compensation Components” above. Taken as a whole, our executive compensation program is designed so that the individual target level rises as responsibility increases, with the portion of performance-based compensation rising as a percentage of total targeted compensation. One result of this structure is that an executive’s actual total compensation, as a multiple of the total compensation of his or her subordinates, will increase in periods of above-target performance and decrease in times of below-target performance.
Tally Sheets/Compensation Tables. The committee periodically reviews data compiled by the Company and PM&P that provides the committee with comprehensive information regarding all the elements of actual and potential future compensation that comprise the total compensation package of each executive officer. This information is compiled in tally sheets or in the form of draft mockups of executive compensation tables that are later finalized and incorporated into the executive compensation tables in this Proxy Statement. This includes the dollar amount of each element of the executive officer’s compensation, including cash compensation (base salary and annual incentive compensation), equity awards, benefits and perquisites. This information includes not only the potential restricted stock grants (minimum, target/budget and maximum) from long-term incentive plans, but also the potential payouts in post-termination and change-of-control situations pursuant to provisions contained in the employment agreements of the executive officers. This provides the committee with all the relevant information necessary to determine whether the balance between long-term and short-term compensation, as well as fixed and variable compensation, is consistent with the overall compensation philosophy of the Company. This information is also used in the committee’s analysis of each element that comprises the total direct compensation for the executive officers to ensure that the total compensation package for each executive officer is appropriate considering all relevant factors and circumstances.
Elements of Total Compensation
Base Salary. We review base salaries annually and target salary compensation at or near the median base salary practices of the market, but we may exercise discretion to deviate from market-median practices for individual circumstances as we deem appropriate to achieve the Company’s compensation and retention goals and to ensure that the total compensation package is appropriate considering all relevant information.
The committee uses benchmarking and survey data as a tool to target base salaries generally near the median of comparable positions within the Peer Group. This tool is used in conjunction with evaluations of each executive’s performance, responsibilities and experience. In making our adjustments to base salary, we also consider past compensation paid to each executive. In conjunction with Mr. Mannon’s promotion to the office of Chief Executive Officer in 2009, we increased his base salary to reflect a competitive salary for that position. In addition, in light of the fact that as Executive Chairman Mr. Parker, Jr. will continue to have a key management role in the Company, we adjusted his base salary to reflect this fact. The 2009 base salaries are reported in the Summary Compensation Table which follows this Compensation Discussion and Analysis.
Annual Incentive Compensation Plan (the “ICP”). The ICP is the short-term incentive compensation element of our compensation program awarded on an annual basis. It is a cash-based performance incentive program designed to motivate and reward our executive officers as well as other employees for their contributions to achieving annual business goals that we believe create stockholder value. The ICP is an authorized incentive plan under the 2005 LTIP, which was approved by the stockholders in 2005 and which authorizes the committee to approve and administer such incentive plans.
Under the ICP, actual performance is compared against a scorecard of specific performance measures and associated targets approved by the committee each year. The results of this comparison dictate the ultimate amount of the payout for each individual. The ICP includes a clawback provision that allows the committee to exclude an executive from participating in the ICP or to seek reimbursement of a previously paid ICP bonus in cases where it was determined that the executive engaged in certain misconduct, as defined in the ICP.
In early 2009, the committee approved each performance metric and its related performance measure targets for the 2009 ICP. The performance metrics were developed in alignment with the Company’s strategic plans and the 2009 budget (which was approved by the Board). The payout of the ICP could range from 0% to a maximum payout amount for each executive. The maximum payout amounts are expressed as a percentage of base salary and are as follows: 200% for the Executive Chairman and the Chief Executive Officer, 150% for senior vice presidents, 100% for other vice presidents, and 80% for other officers.
The target payout for any performance metric is based on a budgeted factor. The “minimum,” “target/budget” and “maximum” payouts for 2009 under the ICP are provided in the table titled: “2009 Grants of Plan-Based Awards Table” found on page 47 of this Proxy Statement. To align the executive officers’ performance with the interests of the stockholders, each performance metric is weighted relative to its potential impact on the performance of the Company. For each of the named executive officers, 100% of the ICP in 2009 was based on achievement of five weighted performance metrics that are closely aligned with our stockholders’ interests, i.e., net income results (30%), Company earnings before interest, taxes, depreciation and amortization, or “EBITDA” (25%), return on capital employed (“ROCE”) (15%), controlling general and administrative costs (15%) and safety performance (15%).
In addition to the performance metrics described above, two negative performance metrics were built into the 2009 ICP. The negative performance metrics were not weighted and include (i) the occurrence of an event that could have resulted in a catastrophic loss (5% deduction to payouts) and (ii) the failure rate of testing of internal controls pursuant to SOX in excess of a certain threshold (5% deduction to payouts). These negative performance metrics were included not only because they represent management’s concern about safety and the integrity of our financial statements, but also because management and the Board believe there is a direct correlation between the Company’s performance and safety and financial integrity. As a result, these metrics have a direct impact on our stockholders. If any negative performance metric is triggered, the result would be a decrease in total payout of 5% per metric.
A performance index, or multiplier, is determined based on the results for each performance metric. For example, a performance index of 1.0 for the executive officers means that the Company achieved the target goal for such performance metric. A weighted performance index is determined for each performance metric by multiplying the performance index by a weighting factor assigned to the performance metric. The weighted performance indices will be added, and the sum will represent the overall performance index used to calculate the payment to the individual executive. After reviewing the financial results and other performance results of the Company for 2009, the committee determined that the overall performance score based on reported financials was 0.495.
The performance metrics, the performance measure targets for the ICP, and the actual results for 2009 are set forth below:

	2009 Performance Metrics				Performance Results
		Target			Perfor-	Perfor-
		/Bud-		2009	mance	mance
	Min	get	Max	Results	Index	Index (weighted)
Net Income ($MM)	$20.3	$43.2	$66.0	$9.3	—	—
EBITDA ($MM)	$194.6	$253.6	$312.5	$151.8	—	—
ROCE (%)	1.9%	5.5%	9.2%	2.7%	0.62	0.093
Safety (TIRR)	1.15	0.92	0.80	0.48	2	0.300
Controllable G & A ($MM)	$34.1	$31.0	$27.9	$33.0	0.68	0.102
SOX Deficiencies				None		—
Potential Catastrophic Incidents				None		—
Overall score/Final performance index						0.495
Performance below the minimum threshold results in a zero performance index for that particular element. The final performance index is then multiplied by each executive officer’s base salary, subject to the maximum amounts established for each officer, to determine the final ICP payout. The actual payouts for the named executive officers for 2009, based on the final performance index, are included in the Summary Compensation Table immediately following this Compensation Discussion and Analysis.
Long-Term Incentive Plan. Our 2005 LTIP allows for the granting of long-term incentive awards in the form of cash, stock options, restricted stock or stock appreciation rights, and the awards can be based on any one or more of a number of performance criteria, including profits; profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity, investment or sales); cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments); earnings (including, but not limited to, total stockholder return, earnings per share, or earnings before or after taxes); net sales growth; net earnings or income (before or after taxes, interest, depreciation and/or amortization); gross operating or net profit margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); turnover of assets, capital or inventory; expense targets; margins; measures of health, safety or environmental performance; operating efficiency; customer service or satisfaction; market share; credit quality and working capital targets, all of which are referenced in the 2005 LTIP. We choose from among these metrics the specific metrics which are appropriate for the Peer Group within the oil services industry and which we judge will result in management of the business over a multi-year period in a manner that increases stockholder value.
The committee believes that the interests of our stockholders are best served when a significant percentage of our executives’ compensation is comprised of equity-based and other long-term incentives that appreciate in value contingent upon increases in the share price of our Common Stock and other indicators that reflect improvements in business fundamentals relative to our peers. We also intend for our equity-based incentive awards to act as a retention tool for our executives. We therefore use time-vesting conditions on some equity awards, because we believe such awards provide the intended retention benefits. Consistent with our compensation philosophy, the committee seeks to target equity-based and other long-term incentive awards which generally reflect the market-median value of annual stock awards.
2009 Long-Term Incentive Program. After due consideration and pursuant to its authorization under the 2005 LTIP, during 2009 the committee approved the establishment of a new three-year incentive award program (the “2009 LT Incentive Program”). The 2009 LT Incentive Program is a sub-plan of the 2005 LTIP, and follows the Company’s previous Three-Year Long-Term Incentive Plan adopted in March 2006. PM&P assisted the committee in the formulation of the 2009 LT Incentive Program, including developing performance measure targets to determine ultimate payouts, as well as recommending the allocation of payout between time-based restricted stock awards and performance-based restricted stock awards. The primary goals of the 2009 LT Incentive Program are to (1) incentivize top management to make good long-term decisions, (2) obtain and retain executives and (3) align management’s compensation with stockholders’ interests.

Under the 2009 LT Incentive Program, the executive officers and certain key personnel may earn awards of restricted stock which are allocated as follows: (i) 1/3 of the total target grant will be in time-based restricted stock awards and (ii) 2/3 of the total target grant will be granted in performance-based restricted stock units based on performance targets established at the commencement of the Performance Period (one half of which are weighted based on total stockholder return (“TSR”) relative to the Peer Group and the other half is based on ROCE relative to the Peer Group). The committee retains the discretion to adjust the final awards up or down by 20% and the discretion to issue the performance-based awards in cash.
The Company’s achievement of TSR and ROCE over the respective 3-year performance periods will be analyzed in relation to the performance of our Peer Group. Parker’s performance will be ranked within the Peer Group, resulting in the application of a single multiplier to the target award value under each performance measure. In order for performance-based units to be earned at the end of a performance period, the minimum performance goals must be met. If the minimum performance goals are met, the final number of shares awarded will range from 0.5X to 2.0X of the original award. If the minimum performance goals are not met, no performance-based units will vest.
The performance multipliers as compared to the Peer Group are as follows:

Company's
Rank Against
Peers	Multiplier
1	2.00
2	1.75
3	1.45
4	1.20
5	1.00
6	0.75
7	0.50
8	0.25
9	0.00
10	0.00
If a peer company is no longer publicly traded, undergoes a business combination or files for bankruptcy, it will be excluded from the matrix above and the multiplier based on ranking will be adjusted commensurately.
It is the intent of the committee that long-term compensation programs like the 2009 LT Incentive Program will substantially replace the traditional grants of stock options or restricted stock for executive officers, subject to exceptional circumstances where a unique award is appropriate to attract or retain key personnel. These awards also provide an opportunity for increased equity ownership by the executives to further the link between the creation of stockholder value and long-term incentive compensation and aligning the interests of the two groups.
Similar to the ICP, the 2009 LT Incentive Program is consistent with the Company’s philosophy of tying a significant portion of each executive’s compensation to performance, thereby strengthening the link between executive compensation and stockholder interests. This plan differs from the ICP in that it also provides long-term retention benefits, because the executive officers must remain in the employ of the Company for three years from the grant date of the awards in order to receive the full benefit, subject to certain exceptions.
Generally, performance-based units and time-based restricted stock grants will be forfeited if they are not vested prior to the date the executive officer terminates his employment, except in the cases of involuntary termination without cause, retirement, termination due to death or disability and termination without cause following a change in control. Under the terms of the 2009 LT Incentive Program, grants will be forfeited if the executive’s employment is terminated prior to the end of the Performance Period, except in the following situations:

•	death or disability would result in 100% immediate vesting of all time-based restricted stock and 100% immediate vesting of all performance-based units at a 1.0 multiplier level,

•	retirement would result in a pro-rata vesting of time-based restricted stock and forfeiture of outstanding performance-based units,

•	involuntary termination without cause (other than within 2 years following a change in control) would result in a pro-rata vesting of time-based restricted stock and forfeiture of outstanding performance-based units, and

•	involuntary termination without cause within 2 years following a change in control would result in 100% immediate vesting of all time-based restricted stock and 100% immediate vesting of all performance-based units at a 1.0 multiplier level.
During 2009, the committee reviewed recommended awards under the 2009 LT Incentive Program for each of the executive officers, but did not grant any awards due to uncertainties associated with the global economy and the fact that the Company’s management was in transition. Accordingly, in 2009, no employee of the Company, including executive officers, received a long-term incentive award under the 2009 LT Incentive Program. In March 2010, the committee approved long-term incentive awards under the 2009 LT Incentive Program in the same amounts as had been considered and reviewed by the committee during 2009, with two-thirds of the award granted as performance based restricted stock units, with the payout based on the Company’s relative TSR and ROCE over the three-year performance period of 2009-2012. The other one-third of the award was granted as time-vested restricted stock units. Given that the award grants were delayed by a year, the committee approved ratable vesting with 60%, 20% and 20% of the award vesting on each of the first, second and third anniversaries of the grant date. For more information see footnote (2) to the 2009 Grant of Plan-Based Award table on page 47.
The committee intends to adopt for 2010 a program similar to the 2009 LT Incentive Program, and to make grants with respect to 2010 after the annual stockholder meeting, provided that the stockholders approve the proposed 2010 LTIP. Thus, two grants will possibly be made in 2010.
Stock Ownership Guidelines. Our Board believes that all non-employee directors and certain executive officers should own and hold Common Stock of the Company to further align their interests and actions with the interests of the Company’s stockholders. Therefore, the Board has adopted stock ownership guidelines that require (i) each non-employee director to achieve ownership of a number of qualifying shares (as defined in the stock ownership guidelines) with a market value equal to a multiple of 5 times the director’s annual cash retainer and (ii) each covered executive (as defined in the stock ownership guidelines) to achieve ownership of a number of qualifying shares with a market value equal to a multiple of the executive’s annual base salary, as follows: (a) executive vice presidents and higher are subject to a multiple of 5 times annual base salary; (b) senior vice presidents are subject to a multiple of 3 times annual base salary; (c) vice presidents are subject to a multiple of 2 times annual base salary; and (iv) all other covered executives are subject to a multiple of 1 times annual base salary. The ownership guidelines are phased in over a five year period from the date the director and/or officer was appointed/elected to the respective position/office. Once the officer or director achieves the required stock ownership level based on market value, the ownership requirement becomes fixed at the number of shares owned at that time, regardless of subsequent fluctuations in the market price of the Company’s stock.
Perquisites and Other Personal Benefits. Consistent with our compensation philosophy, we provide certain perquisites to our executive officers which the Company and the committee believe are reasonable and which better enable the Company to attract and retain employees for key positions. The committee periodically reviews the levels of perquisites provided to the named executive officers.
Certain of the executive officers are provided with a car allowance, life insurance, club dues and home use of computer equipment. Personal use of corporate aircraft by the Executive Chairman, Chief Executive Officer and other senior managers is permitted, subject to the Company’s Corporate Aircraft Policy. Under the policy, personal use of corporate aircraft by persons other than the Executive Chairman and the Chief Executive Officer requires approval of the Chief Executive Officer. Business use of corporate aircraft is given priority over personal use in all instances. The Company does not provide additional payments to cover taxes on income attributed to the individual based on use of corporate aircraft.
Specific information regarding these perquisites and the incremental cost to the Company for providing these perquisites is set forth in the Summary Compensation Table and in the footnotes at page 46 of this Proxy Statement.
Impact of Accounting and Tax Treatments
Section 162(m) of the Code limits corporate tax deductions for certain executive compensation over $1 million. Certain types of compensation are excluded from the limitation only if performance criteria are specified in detail and stockholders have approved the criteria. While the restricted stock grants to the executives in recent years have a material performance-based component, these awards do not qualify as performance-based under 162(m). The Compensation Committee remains aware of these provisions and may in the future determine to make grants under the 2005 LTIP, or if applicable the 2010 LTIP, whereby all or any such awards may qualify for deductibility, but the committee has not yet adopted a formal policy with respect to qualifying compensation paid to its executive officers for an exemption from this limitation on deductibility imposed by this section.
Post-Employment Benefits
The Company has entered into employment agreements with its executive officers which provide for the payment of severance and other post-termination benefits upon the occurrence of specified events, including termination of employment (with and without cause) and in the event of a change in control of the Company. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested equity awards, is provided under the heading “Potential Payments Upon Termination” on pages 53.
The terms of the employment agreements for the Executive Chairman of the Board, the Chief Executive Officer and the Chief Financial Officer were based primarily on the key terms contained in the employment agreements of our peer companies. Although peer comparisons were a factor in negotiating employment agreements with our other executive officers, a significant factor in the negotiation of termination of employment provisions to be included in their employment agreements was the provision of a fixed amount of compensation intended to offset any potential loss of compensation in leaving their prior employers or in choosing the Company’s offer of employment over other employment opportunities. As part of the analysis conducted when negotiating, the committee weighed the aggregate potential obligations of the Company that would result with hiring the executive against the potential value created by adding the executive to our management team.
In 2008, the committee analyzed the termination and change in control provisions of these employment agreements for the purpose of determining whether or not these provisions are necessary and appropriate under the present circumstances of each executive officer and the competitive environment of the Company. As part of this analysis, the committee considered information provided by the Company and PM&P, as described above, as well as the total amount of compensation that would be payable to each executive officer in a change in control situation. In addition, the committee considered the report of PM&P which provided a synopsis of related practices of peer companies indicating that a significant majority have similar agreements with executive officers regarding termination and change in control events. In connection with that review and the succession of Mr. Mannon to the office of Chief Executive Officer and the appointment of Mr. Parker, Jr. as our Executive Chairman, the Company entered into new employment agreements with each such executive providing that any severance payments are subject to forfeiture if the non-competition, non-recruitment or non-solicitation covenants in their employment agreements are violated or if the Company learns of facts that would have resulted in a termination for cause.
Based upon the above analysis, the Company and the committee believe that the terms and conditions of these employment agreements are reasonable and will help the Company retain the executive talent needed to achieve the objectives of our strategic plan. In particular, the severance agreements, in the event of a change in control, will allow our executives to focus their attention on the performance of their duty to act in the best interests of the stockholders without being concerned about their job security. We believe this is instrumental in promoting continuity of senior management.

Compensation-Related Policies
As noted above, the 2005 LTIP authorizes the granting of traditional awards of stock options and restricted stock in addition to the annual incentive cash compensation plan and the long-term incentive equity plans described above. The committee has adopted a general practice that restricted stock awards are preferred over stock options, based in part on the fact that the ability to tie vesting to performance restrictions better aligns the executives’ compensation with the interests of stockholders. Accordingly, since 2002, stock option grants to executive officers generally have been made only in connection with the hiring of executive officers. No stock option grants were made in 2009. Because stock option grants under the 2005 LTIP are used primarily for new hires, the Company has not established a policy regarding the timing of stock option grants.
In certain instances, the committee and management have determined it is appropriate to have a formal policy regarding certain compensation matters. For example, in early 2007 the Board adopted, based on the recommendation of the committee, with input from PM&P and Company benefits counsel, a formal policy on the use of corporate aircraft.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
R. Rudolph Reinfrank, Chairman
John W. Gibson, Jr.
Robert E. McKee III
Robert W. Goldman

SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation paid or earned by the principal executive officers (each a “PEO”), the principal financial officer (“PFO”) and the three most highly compensated executive officers of the Company, other than any PEO and the PFO, for the year ended December 31, 2009. Also included within this table are two additional officers of the Company whose employment with the Company was terminated during 2009, but are still considered named executive officers. Collectively the current and former officers listed in the following table are referred to as the “Named Executive Officers.” A description of the material terms of the employment agreements, or termination agreements for each of the Named Executive Officers is found at page 51 et seq.

				Non-Equity	All Other
Name and			Stock	Incentive Plan	Compensation
Principal		Salary	Awards	Compensation	(3)(4)(5)(6)(7)	Total
Position	Year	($)	(1)($)	(2)($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Mr. Parker, Jr. -	2009	638,817	966,832	319,356	94,214	2,019,218
PEO/Chairman of the	2008	606,835	437,477	637,177	72,263	1,753,752
Board (former CEO)	2007	583,358	1,089,855	577,524	69,828	2,320,565

Mr. Mannon -	2009	524,768	489,384	262,088	642,899	1,919,139
PEO/President and	2008	476,300	222,438	376,086	37,045	1,111,869
Chief Executive	2007	416,627	551,655	309,600	47,191	1,325,073
Officer

Mr.	2009	312,681	352,118	117,255	28,027	810,081
Brassfield - PFO/Senior	2008	295,634	159,327	232,812	24,104	711,877
Vice President and	2007	265,184	396,923	196,900	25,731	884,738
Chief Financial Officer

Mr. Graham - VP	2009	296,647	214,851	74,162	19,600	605,260
Engineering	2008	282,079	450,217	148,091	26,907	907,294
	2007	260,942	242,190	129,165	23,257	655,554

Mr. Drennon - VP	2009	287,238	214,851	71,810	19,600	593,499
Operations	2008	274,366	97,217	144,042	7,800	523,425
	2007	259,862	242,190	128,631	7,800	242,190

Mr. Duplantier - VP	2009	90,462	248,500	22,615	34,281	395,857
and General Counsel	2008	—	—	—	—	—
	2007	—	—	—	—	—

Mr. Potter - previous	2009	79,019	—	—	807,104	886,124
VP and General	2008	291,131	105,318	152,843	19,334	568,626
Counsel	2007	275,750	262,373	136,496	11,250	685,869

Ms. Cullom - previous	2009	91,500	—	—	310,698	493,981
PAO	2008	182,688	51,308	91,783	18,100	327,322
	2007	174,135	127,823	75,226	16,886	418,504

(1)	The amounts in column (d) reflect the grant date fair value of awards granted pursuant to the 2005 LTIP. Amounts were calculated by multiplying the number of shares by the closing price of our Common Stock on the grant date. For 2009, no amounts are shown for Mr. Potter or Ms. Cullom in column (d) because the total value of compensation given to each in connection with their respective resignations, excluding salary, is reflected in column (f).

(2)	The amounts in column (e) reflect cash awards earned by the named individuals under the Company’s ICP or “annual plan”), which is discussed in further detail under the heading “Compensation Discussion and Analysis — Elements of Total Compensation — Annual Incentive Compensation Plan.”

(3)	The amounts in column (f) for 2009 include for each Named Executive Officer the following:
(a)	matching contributions made by the Company to each of the Named Executive Officers pursuant to the Stock Bonus Plan (401(k)), including $12,250 to Mr. Parker, $12,249 to Mr. Mannon, $ 12,250 to Mr. Brassfield, $ 12,250 to Mr. Graham, $ 1,686 to Mr. Duplantier, $ 11,025 to Mr. Potter and $ 10,043 to Ms. Cullom (none for Mr. Drennon);

(b)	a car allowance of $12,462 for Mr. Parker, $12,462 for Mr. Mannon, $12,462 for Mr. Brassfield, $8,100 for Mr. Graham, $8,100 for Mr. Drennon, $1,800 for Mr. Potter, and $2,585 for Mr. Duplantier (none for Ms. Cullom); and

(c)	club dues of $6,615 for Mr. Parker, $5,829 for Mr. Mannon, $3,316 for Mr. Brassfield and $452 for Mr. Duplantier (none for Mr. Potter and Ms. Cullom).
(4)	In addition to the items noted in (3) above, for Mr. Potter, column (f) also includes:
(a)	Severance payments of $708,075;

(b)	Vacation payments of $28,221;

(c)	Consulting fees paid during the year pursuant to his separation agreement of $48,916; and

(d)	Continuance of group health and dental benefits of approximately $9,100.
(5)	In addition to the items noted in (3) above, for Ms. Cullom, column (f) also includes:
(a)	Severance payments of $274,471;

(b)	Vacation payments of $17,596; and

(c)	Continuance of group health and dental benefits of approximately $5,541.
(6)	In addition to the items noted in (3) above, for Mr. Duplantier, column (f) also includes a $30,000 hiring-related payment.

(7)	In addition to the items noted in (3) above, for Mr. Mannon, column (f) also includes a one-time payment of $600,000 upon his promotion to Chief Executive Officer.

2009 GRANTS OF PLAN-BASED AWARDS TABLE

								All Other
								Stock
								Awards	Grant Date
								Number of	Fair Value
								Shares of	of Stock
					Estimated Future Payouts			Stock or	and Option
	Grant	Estimated Possible Payouts Under Non-			Under Equity Incentive Plan			Units	Awards
Name	Date	Equity Incentive Plan Awards(1)				Awards(2)		(#)(2)(3)	($)(2)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)

Mr. Parker, Jr. - PEO/Chairman of the Board (former CEO)	n/a	318,650	637,300	1,274,600	—	—	—	—	—
	3/13/09	—	—	—	—	—	—	589,532	966,832

Mr. Mannon - PEO/President and Chief Executive Officer	n/a	315,000	630,000	1,260,000	—	—	—	—	—
	3/13/09	—	—	—	—	—	—	298,405	489,384

Mr. Brassfield - PFO/Senior Vice President and Chief Financial Officer	n/a	112,913	225,825	451,650	—	—	—	—	—
	3/13/09	—	—	—	—	—	—	214,706	352,118

Mr. Graham - VP Engineering	n/a	71,415	142,830	285,660	—	—	—	—	—
	3/13/09	—	—	—	—	—	—	131,007	214,851

Mr. Drennon - VP Operations	n/a	69,150	138,300	276,600	—	—	—	—	—
	3/13/09	—	—	—	—	—	—	131,007	214,851

Mr. Duplantier - VP and General Counsel	n/a	73,500	147,000	294,000	—	—	—	—	—
	9/14/09	—	—	—	—	—	—	50,000	248,500

Mr. Potter - Previous VP and General Counsel	3/13/09	—	—	—	—	—	—	141,924	232,755
Ms. Cullom - Previous Principal Accounting Officer	3/13/09	—	—	—	—	—	—	69,143	113,395

(1)	The amounts shown in columns (c) through (e) reflect potential annual incentive bonus payouts under the ICP described in further detail under the heading “Compensation Discussion and Analysis ¯ Elements of Total Compensation ¯ Annual Incentive Compensation Plan.” The amount in column (c), which is 25% to 50% of base salary, depending on the executive, is the amount that the executive would earn if threshold targets are achieved. The amount in column (d) reflects target bonus amount and is 50% to 100% of base salary, depending on the executive. The amount in column (e) reflects the maximum possible bonus amount and is 100% to 200% of base salary, depending on the executive.

(2)	On March 1, 2010, the Compensation Committee of the Board approved awards to Messrs. Parker, Mannon, Brassfield, Graham, and Drennon under the 2009 LT Incentive Program discussed on p. 40 under the heading “Compensation Discussion and Analysis — Elements of Total Compensation — 2009 Long-Term Incentive Program”. Mr. Parker received 249,930 restricted stock units having a grant date fair value of $1,312,133 and performance units valued at $1,199,666. Mr. Mannon received 195,150 restricted stock units having a grant date fair value of $1,024,538 and performance units valued at $936,724. Mr. Brassfield received 77,370 restricted stock units having a grant date fair value of $406,193 and performance units valued at $371,356. Mr. Graham received 55,550 restricted stock units having a grant date fair value of $291,638 and performance units valued at $266,616. Mr. Drennon received 53,780 restricted stock units having a grant date fair value of $282,345 and performance units valued at $258,160. All restricted stock units will vest as follows: 60% on March 1, 2011, 20% on March 1, 2012 and 20% on March 1, 2013. The performance units are payable in cash or Company Stock after the completion of the 2009-2012 performance period. The amount realized at that time will be based on the committee’s determination of performance over the 3-year period.

(3)	All of Ms. Cullom’s awards and 13,924 shares of Mr. Potter’s awards were forfeited upon their respective terminations.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards
	(b)	(c)	(e)	(f)	(g)	(h)
					Number of	Market
					Shares or	Value of
	Number of	Number of			Units of	Shares or
	Securities	Securities			Stock	Units of
	Underlying	Underlying	Option		That	Stock That
	Unexercised	Unexercised	Exercise	Option	Have Not	Have Not
	Options	Options	Price	Expiration	Vested	Vested
	(#)	(#)	($)	Date	(#)(1)	($)(2)
Name	Exercisable	Unexercisable
Mr. Parker, Jr. -	—	—	—	—	628,874	3,112,926
PEO/Chairman of the Board (former CEO)

Mr. Mannon -	25,000	—	3.85	1/3/2012	378,319	1,872,679
PEO/President and Chief Executive Officer

Mr. Brassfield -	—	—	—	—	229,034	1,133,718
PFO/Senior Vice President and Chief Financial Officer

Mr. Graham - VP	—	—	—	—	189,750	939,263
Engineering

Mr. Drennon - VP	—	—	—	—	139,750	691,763
Operations

Mr. Duplantier - VP and	—	—	—	—	50,000	247,500
General Counsel

Mr. Potter - Previous VP	—	—	—	—	—	—
and General Counsel

Ms. Cullom - Previous	—	—	—	—	—	—
PAO

(1)	Amounts in column (g) vest as follows:

Mr. Parker, Jr. – 294,766 vested on March 9, 2010, 39,342 will vest on March 19, 2010 and 294,766 will vest on March 9, 2011.

Mr. Mannon – 149,202 vested on March 10, 2010, 19,914 will vest on March 19, 2010, 20,000 will vest on July 11, 2010, 149,203 will vest on March 10, 2011, 20,000 will vest on July 11, 2011 and 20,000 will vest on July 11, 2012.

Mr. Brassfield – 107,353 vested on March 9, 2010, 14,328 will vest on March 19, 2010 and 107,353 will vest on March 9, 2011.

Mr. Graham – 65,503 vested on March 9, 2010, 8,743 will vest on March 19, 2010, 65,504 will vest on March 9, 2011 and 50,000 will vest on April 4, 2012.

Mr. Drennon – 65,503 vested on March 9, 2010, 8,743 will vest on March 19, 2010 and 65,504 will vest on March 9, 2011.

Mr. Duplantier – 16,667 will vest on September 19, 2010, 16,666 will vest on September 14, 2011 and 16,667 will vest on September 14, 2012.

Mr. Potter and Ms. Cullom terminated employment during the year, whereby all unvested stock was vested or cancelled as per their individual termination agreements.

(2)	Market value based on closing price of Company Common Stock on December 31, 2009 of $4.95 per share.

2009 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of Shares		Number of
	Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
Mr. Parker, Jr. - PEO/Chairman	—	—	140,758	236,765
of the Board (former CEO)

Mr. Mannon - PEO/President and	—	—	91,330	196,006
Chief Executive Officer

Mr. Brassfield - PFO/Senior Vice	—	—	51,120	85,946
President and Chief Financial Officer

Mr. Graham - VP	—	—	31,242	52,540
Engineering

Mr. Drennon - VP Operations	—	—	31,242	52,540

Mr. Duplantier - VP and	—	—	—	—
General Counsel

Mr. Potter - Previous VP and	25,000	53,250	171,234	637,263
General Counsel

Ms. Cullom - Previous PAO	—	—	16,406	27,751

(1)	Value based on the closing price of Company Common Stock on the date of vesting or on the last trading day immediately preceding the date of vesting, if the date of vesting was on a weekend or holiday.
EMPLOYMENT AGREEMENTS
Each of the current executive officers has an employment agreement with the Company. The agreements have initial terms with automatic repeating extensions of one year for Messrs. Parker, Mannon and Duplantier, and two-years for Messrs. Brassfield, Graham and Drennon. In general, the employment agreements provide for the following benefits:
•	payment of base salary, which may be increased upon review by the Chief Executive Officer (or the Board in the case of the Chief Executive Officer/Chairman) on an annual basis but cannot be reduced except with consent of the executive,

•	payment of annual target incentive bonuses of 100% of salary for Messrs. Parker and Mannon, 75% for Mr. Brassfield, and 50% for Messrs. Graham, Drennon and Duplantier, and

•	eligibility to receive equity awards and to participate in other benefits, including without limitation, paid vacation, 401(k) plan, health insurance and life insurance.
The employment agreements also restrict the executive officers from engaging in business that competes with the Company and from soliciting employees of the Company for one year after their employment with the Company terminates.

In addition, the employment agreements of Mr. Parker and Mr. Mannon provide that any severance payments are subject to forfeiture if the non-competition, non-recruitment or non-solicitation covenants in their employment agreements are violated or if the Company learns of facts that would have resulted in a termination for cause.
Post-termination payments payable under certain events are discussed in the table and accompanying narrative in the section titled “Potential Payments Upon Termination or Change in Control” immediately following.

POTENTIAL PAYMENTS UPON TERMINATION
The tables below reflect the amount of compensation to each of the Named Executive Officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon voluntary termination, normal retirement, involuntary not-for-cause termination, termination by the executive for good reason, for cause termination, termination within two years following a change in control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2009.
The following table describes the potential payments to Mr. Robert L. Parker, Jr., the Company’s Executive Chairman, upon termination of his employment.

					Termination
					by the
			Involuntary		Executive
		Normal	Not for Cause		for Good	Change In	Death or
Executive Benefits and Payments	Voluntary	Retirement	Termination	For Cause	Reason	Control	Disability
Upon Termination	Termination ($)	(2) ($)	(2) ($)	Termination	(2) ($)	(3) ($)	(2) ($)
Compensation:
Cash Severance Compensation (1)	—	3,430,348	3,430,348	—	3,430,348	5,145,522	—
Pro-rata Annual Incentive Compensation	—	637,300	637,300	—	637,300	637,300	—
Long-term Incentives:
Restricted Stock: Unvested and Accelerated	—	—	—	—	—	3,112,926	3,112,926

Benefits and Perquisites:
Post-retirement health care (4)	—	24,180	24,180	—	24,180	36,269	—
Accrued Vacation Pay	85,790	85,790	85,790	85,790	85,790	85,790	85,790
Tax Gross-Up	—	—	—	—	—	—	—

Total:	85,790	4,177,618	4,177,618	85,790	4,177,618	9,017,808	3,198,717

(1)	“Cash Severance Compensation” represents a cash payment calculated by multiplying the factor in (2) or (3) by certain combinations of base salary and annual incentive compensation.

(2)	In the event of termination due to any of these reasons, Mr. Parker, Jr.’s employment agreement provides generally that he will receive a payment of 2 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 5 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 24 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants.

(3)	In the event of termination without cause or by the executive for good reason within two years of a change in control, Mr. Parker, Jr.’s employment agreement provides generally that he will receive a payment of 3 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 36 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants.

(4)	Value based on COBRA rate as determined by the Company self-insurance plan.

The following table describes the potential payments upon termination or change in control of the Company for Mr. David C. Mannon, the Company’s President and Chief Executive Officer.

					Termination
					by the
			Involuntary		Executive
		Normal	Not for Cause		for Good	Change In	Death or
Executive Benefits and Payments	Voluntary	Retirement	Termination	For Cause	Reason	Control	Disability
Upon Termination	Termination ($)	(2) ($)	(2) ($)	Termination	(2) ($)	(3) ($)	(2) ($)
Compensation:
Cash Severance Compensation (1)	—	2,520,000	2,520,000	—	2,520,000	3,780,000	—
Pro-rata Annual Incentive Compensation	—	630,000	630,000	—	630,000	630,000	—
Long-term Incentives:
Restricted Stock: Unvested and Accelerated	—	—	—	—	—	1,872,679	1,872,679

Benefits and Perquisites:
Post-retirement health care (4)	—	24,180	24,180	—	24,180	36,269	—
Accrued Vacation Pay	84,808	84,808	84,808	84,808	84,808	84,808	84,808
Tax Gross-Up	—	—	—	—	—	1,288,252	—

Total:	84,808	3,258,987	3,258,987	84,808	3,258,987	7,692,008	1,957,487

(1)	“Cash Severance Compensation” represents a cash payment calculated by multiplying the factor in (2) or (3) by certain combinations of base salary and annual incentive compensation.

(2)	In the event of termination due to any of these reasons, Mr. Mannon’s employment agreement provides generally that he will receive a payment of 2 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 24 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants.

(3)	In the event of termination following a change in control, Mr. Mannon’s employment agreement provides generally that he will receive a payment of 3 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 36 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants.

(4)	Value based on COBRA rate as determined by the Company self-insurance plan.

The following table describes the potential payments upon termination or change in control of the Company for Mr. W. Kirk Brassfield, the Company’s Senior Vice President and Chief Financial Officer.

					Termination
					by the
			Involuntary		Executive
	Voluntary	Normal	Not for Cause		for Good	Change In	Death or
Executive Benefits and	Termination	Retirement	Termination	For Cause	Reason	Control	Disability
Payments Upon Termination	($)	(2) ($)	(2) ($)	Termination	(2) ($)	(3) ($)	(2) ($)
Compensation:
Cash Severance Compensation (1)	—	876,338	876,338	—	876,338	1,752,675	—
Pro-rata Annual Incentive Compensation	—	—	—	—	—	225,825	—
Long-term Incentives:
Restricted Stock: Unvested and Accelerated	—	—	—	—	—	1,133,718	1,133,718

Benefits and Perquisites:
Post-retirement health care (4)	—	18,135	18,135	—	18,135	36,269	—
Accrued Vacation Pay	28,952	28,952	28,952	28,952	28,952	28,952	28,952
Tax Gross-Up	—	—	—	—	—	—	—

Total:	28,952	923,424	923,424	28,952	923,424	3,177,440	1,162,670

(1)	“Cash Severance Compensation” represents a cash payment calculated by multiplying the factor in (2) or (3) by certain combinations of base salary and annual incentive compensation.

(2)	In the event of termination due to any of these reasons, Mr. Brassfield’s employment agreement provides generally that he will receive a payment of 1.5 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus 18 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants.

(3)	In the event of termination following a change in control, Mr. Brassfield’s employment agreement provides generally that he will receive a payment of 3 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus 36 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants.

(4)	Value based on COBRA rate as determined by the Company self-insurance plan.

The following table describes the potential payments upon termination or change in control of the Company for Mr. Denis Graham, the Company’s Vice President-Engineering.

					Termination
					by the
			Involuntary		Executive
		Normal	Not for Cause		for Good	Change In	Death or
Executive Benefits and	Voluntary	Retirement	Termination	For Cause	Reason	Control	Disability
Payments Upon Termination	Termination ($)	(2) ($)	(2) ($)	Termination	(2) ($)	(3) ($)	(2) ($)
Compensation:
Cash Severance Compensation (1)	—	707,085	707,085	—	707,085	1,414,170	—
Pro-rata Annual Incentive Compensation	—	—	—	—	—	142,830	—
Long-term Incentives:
Restricted Stock: Unvested and Accelerated	—	—	—	—	—	939,263	939,263

Benefits and Perquisites:
Post-retirement health care (4)	—	18,135	18,135	—	18,135	36,269	—
Accrued Vacation Pay	27,467	27,467	27,467	27,467	27,467	27,467	27,467
Tax Gross-Up	—	—	—	—	—	—	—

Total:	27,467	752,687	752,687	27,467	752,687	2,559,999	966,730

(1)	“Cash Severance Compensation” represents a cash payment calculated by multiplying the factor in (2) or (3) by certain combinations of base salary and annual incentive compensation.

(2)	In the event of termination due to any of these reasons, Mr. Graham’s employment agreement provides generally that he will receive a payment of 1.5 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus 18 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants.

(3)	In the event of termination following a change in control, Mr. Graham’s employment agreement provides generally that he will receive a payment of 3 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus 36 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants.

(4)	Value based on COBRA rate as determined by the Company self-insurance plan.

The following table describes the potential payments upon termination or change in control of the Company for Mr. Michael D. Drennon, the Company’s Vice President, Operations.

					Termination
					by the
			Involuntary		Executive
	Voluntary	Normal	Not for Cause		for Good	Change In	Death or
Executive Benefits and	Termination	Retirement	Termination	For Cause	Reason	Control	Disability
Payments Upon Termination	($)	(2) ($)	(2) ($)	Termination	(2) ($)	(3) ($)	(2) ($)
Compensation:
Cash Severance Compensation (1)	—	630,963	630,963	—	630,963	1,261,926	—
Pro-rata Annual Incentive Compensation	—	—	—	—	—	138,300	—
Long-term Incentives:
Restricted Stock: Unvested and Accelerated	—	—	—	—	—	691,763	691,763

Benefits and Perquisites:
Post-retirement health care (4)	—	18,135	18,135	—	18,135	36,269	—
Accrued Vacation Pay	31,915	31,915	31,915	31,915	31,915	31,915	31,915
Tax Gross-Up	—	—	—	—	—	400,366	—

Total:	31,915	681,013	681,013	31,915	681,013	2,560,540	723,678

(1)	“Cash Severance Compensation” represents a cash payment calculated by multiplying the factor in (2) or (3) by certain combinations of base salary and annual incentive compensation.

(2)	In the event of termination due to any of these reasons, Mr. Drennon’s employment agreement provides generally that he will receive a payment of 1.5 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus 18 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants.

(3)	In the event of termination following a change in control, Mr. Drennon’s employment agreement provides generally that he will receive a payment of 3 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus 36 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants.

(4)	Value based on COBRA rate as determined by the Company self-insurance plan.

The following table describes the potential payments upon termination or change in control of the Company for Mr. Jon-Al Duplantier, the Company’s Vice President and General Counsel.

					Termination
					by the
			Involuntary		Executive
		Normal	Not for Cause		for Good	Change In	Death or
Executive Benefits and	Voluntary	Retirement	Termination	For Cause	Reason	Control	Disability
Payments Upon Termination	Termination ($)	(2) ($)	(2) ($)	Termination	(2) ($)	(3) ($)	(2) ($)
Compensation:
Cash Severance Compensation (1)	—	661,500	661,500	—	661,500	1,323,000	—
Pro-rata Annual Incentive Compensation	—	147,000	147,000	—	147,000	147,000	147,000

Long-term Incentives:
Restricted Stock: Unvested and Accelerated	—	—	—	—	—	247,500	247,500

Benefits and Perquisites:
Post-retirement health care (4)	—	18,135	18,135	—	18,135	18,135	—
Accrued Vacation Pay	29,683	29,683	29,683	29,683	29,683	29,683	29,683
Tax Gross-Up	—	—	—	—	—	—	—
Total:	29,683	856,317	856,317	29,683	856,317	1,765,317	424,183

(1)	“Cash Severance Compensation” represents a cash payment calculated by multiplying the factor in (2) or (3) by certain combinations of base salary and annual incentive compensation.

(2)	In the event of termination due to any of these reasons, Mr. Duplantier’s employment agreement provides generally that he will receive a payment of 1.5 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 18 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants.

(3)	In the event of termination following a change in control, Mr. Duplantier’s employment agreement provides generally that he will receive a payment of 2 times the sum of the highest base salary and the highest annual bonus he was paid during the previous 3 years (unless such sum is less than the sum of his then-current base salary plus his then-current target annual bonus), plus a pro-rata amount of his then-current target annual bonus, 18 months of continued health benefits, accrued vacation pay, and acceleration of all unvested equity grants.

(4)	Value based on COBRA rate as determined by the Company self-insurance plan.
Separations
     Effective March 27, 2009, Mr. Potter resigned as Vice President and General Counsel. At the time of his resignation, we entered into a separation agreement with him that would provide him with the payments and benefits that he was entitled to receive under his existing employment agreement. In accordance with the terms of the separation agreement, Mr. Potter (i) received a lump sum payment of $708,075 six months after the effective date of his resignation, which was equivalent to one-and-one-half times the highest annual base salary plus bonus paid to him during any of the three most recently completed calendar years and (ii) was entitled to an additional 18 months of insurance coverage under his group health plan and group dental plan and thereafter he is entitled to elect continuation coverage under such plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and the Company’s procedures for COBRA administration. In addition to the separation agreement, we entered into a consulting agreement with Mr. Potter pursuant to which he was paid $24,458 each month during the two-month term of the agreement.
     Effective June 19, 2009, Ms. Cullom resigned as Principal Accounting Officer and Corporate Controller. At the time of her resignation, we entered into a separation agreement with her that would provide her with the payments and benefits that she would be entitled to receive under her existing employment agreement. In accordance with the terms of the separation agreement, Ms. Cullom (i) received a lump sum payment of $274,471 six months after the effective date of her termination, which was equivalent to the highest annual base salary plus bonus paid to her during any of the three most recently completed calendar years and (ii) was entitled to an additional 12 months of insurance coverage under her group health plan and group dental plan and thereafter she is entitled to elect continuation coverage under such plans pursuant to COBRA, and the Company’s procedures for COBRA administration.

EQUITY COMPENSATION PLAN INFORMATION
The following table lists the equity compensation plan information for plans approved by security holders and the equity compensation plans not approved by security holders as of December 31, 2009:

	A	B	C
NUMBER OF SECURITIES
REMAINING AVAILABLE
	NUMBER OF SECURITIES		FOR FUTURE ISSUANCE
	TO BE ISSUED UPON	WEIGHTED-AVERAGE	UNDER EQUITY
	EXERCISE OF	EXERCISE PRICE OF OUT-	COMPENSATION PLANS
	OUTSTANDING	STANDING OPTIONS,	(EXCLUDING SECURITIES
	OPTIONS, WARRANTS	WARRANTS AND RIGHTS	REFLECTED IN
PLAN CATEGORY	AND RIGHTS (#)	($)	COLUMN A) (#)

Equity compensation plans approved by security holders	—	—	1,204,015 (3)

Equity compensation plans not approved by security holders	130,300 (1)	3.59	—

Total	130,300 (2)	3.59	1,204,015 (3)

(1)	Reflects stock options issued under the Parker Drilling 1997 Stock Plan (the “1997 Plan”). The 1997 Plan provided for the issuance of stock options and restricted stock grants to officers, directors and consultants who were in a position to contribute to the growth, management and success of the Company. Since the adoption of the 2005 LT Incentive Plan, no stock options have been issued under the 1997 Plan.

(2)	Excludes 2,483,239 shares of restricted stock granted under the 2005 LTIP. See Note 9 to the financial statements in the Company’s Form 10-K filed March 3, 2010.

(3)	As of December 31, 2009, these shares were available for grants of equity-based incentive awards under the 2005 LT Incentive Plan. As of March 11, 2010, there remained 416,135 shares available for issuance, and there were 123,500 options outstanding with a weighted average exercise price of $3.58 and a weighted average remaining contractual life of 1.21 years. We had 1,799,715 restricted shares outstanding as of March 11, 2010.

OTHER INFORMATION
If you have questions or need more information about the Annual Meeting, call 281-406-2000, or write to:
Parker Drilling Company
Secretary
5 Greenway Plaza, Suite 100
Houston, Texas 77046
Whether or not you plan to attend the Annual Meeting, please vote by telephone or Internet or mark, sign, date and promptly return your completed proxy in the enclosed envelope. The toll free number to vote by telephone is at no cost to you. No postage is required for mailing in the United States.
Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders Meeting To Be Held on May 7, 2010
Stockholders may view this Proxy Statement and our 2009 Annual Report to Stockholders over the Internet by accessing our website at http://www.parkerdrilling.com. Information on our website does not constitute a part of this Proxy Statement.
By order of the Board of Directors,
/s/ Jon-Al Duplantier
Jon-Al Duplantier
Secretary
Houston, Texas
March 16, 2010

ANNUAL REPORT
The Company has provided to each person whose proxy is being solicited a copy of its 2009 Annual Report to Stockholders. The Company will provide without charge to each person who requests, a copy of the Company’s Annual Report on Form 10-K (including the financial statements and financial schedules thereto) required to be filed with the Securities and Exchange Commission for the year ended December 31, 2009. Such requests should be directed to Mr. Richard Bajenski, Investor Relations Department, Parker Drilling Company, 5 Greenway Plaza, Suite 100, Houston, Texas 77046.
Stockholders are invited to keep current on the Company’s latest contracts, news releases and other developments throughout the year by way of the Internet. The Parker Drilling Company homepage can be accessed by setting your World Wide Web browser to http://www.parkerdrilling.com for regularly updated information.

PARKER DRILLING COMPANY 5 Greenway Plaza, SUITE 100 HOUSTON, TX 77046 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 00000518511 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Robert E. McKee III 02 George J. Donnelly 03 Gary R. King The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 Approve 2010 Long-Term Incentive Plan. 3 Ratify the appointment of KPMG LLP as independent registered public accounting firm for 2010. NOTE: IN THEIR DISCRETION, the Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

00000518512 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available at www.proxyvote.com . PARKER DRILLING COMPANY Annual Meeting of Stockholders May 7, 2010 10:00 AM This proxy is solicited by the Board of Directors The undersigned appoints DAVID C. MANNON and W. KIRK BRASSFIELD, or either of them, as Proxies, with the power of substitution, and authorizes them to represent the undersigned at the Annual Meeting of Stockholders to be held May 7, 2010, or any adjournment thereof, and to vote all the shares of common stock of Parker Drilling Company held of record by the undersigned on March 10, 2010, as designated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

Annex A
PARKER DRILLING COMPANY
2010 LONG-TERM INCENTIVE PLAN

PARKER DRILLING COMPANY
2010 LONG-TERM INCENTIVE PLAN

i

ii

PARKER DRILLING COMPANY
2010 LONG-TERM INCENTIVE PLAN
SECTION 1
PLAN GOVERNANCE, COVERAGE AND BENEFITS
1.1 Establishment and Purpose
     Parker Drilling Company (the “Company”), hereby establishes the Parker Drilling Company 2010 Long-Term Incentive Plan (the “Plan”), effective as of the date on which the Company’s stockholders approve this Plan (the “Effective Date”), for the benefit of the Company and the participants in this Plan.
     The purpose of this Plan is to foster and promote the long-term financial success of the Company and to increase stockholder value by: (a) encouraging the commitment of Employees and Outside Directors, (b) motivating superior performance of key Employees and Outside Directors by means of long-term performance related incentives, (c) encouraging and providing Employees and Outside Directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company’s stockholders, (d) attracting and retaining Employees and Outside Directors by providing competitive compensation opportunities, and (e) enabling Employees and Outside Directors to share in the long-term growth and success of the Company.
1.2 Definitions
     The following terms shall have the meanings set forth below:
     (a) Affiliate. This term means an “affiliate” of the Company, as such term is described in Rule 12b-2 under the Exchange Act.
     (b) Board. The Board of Directors of the Company.
     (c) Cause. When used in connection with the termination of a Grantee’s Employment, the termination of the Grantee’s Employment by the Company or any Subsidiary by reason of:
     (i) the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony or entering the plea of nolo contendere to such crime by the Grantee;
     (ii) the commission by the Grantee of a material act of fraud upon the Company or any Affiliate;
     (iii) the material misappropriation by the Grantee of any funds or other property of the Company or any Affiliate;

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     (iv) the knowing engagement by the Grantee, without the written approval of the Board, in any material activity which directly competes with the business of the Company or any Affiliate, or which would directly result in a material injury to the business or reputation of the Company or any Affiliate; or
     (v) with respect to any Grantee who is an Employee (A) a material breach by the Employee during his employment period of any of the restrictive covenants set out in his employment agreement with the Company or any Affiliate, if applicable, or (B) the willful, material and repeated nonperformance of Employee’s duties to the Company or any Affiliate (other than by reason of Employee’s illness or incapacity), but Cause shall not exist hereunder until after written notice from the Board has been given to Employee of such material breach or nonperformance (which notice specifically identifies the manner and sets forth specific facts, circumstances and examples in which the Board believes that Employee has breached the Agreement or not substantially performed his duties) and Employee has failed to cure such alleged breach or nonperformance within the time period set by the Board, but in no event less than 30 business days after his receipt of such notice; and, for purposes of this clause (v), no act or failure to act on Employee’s part shall be deemed “willful” unless it is done or omitted by Employee not in good faith and without his reasonable belief that such action or omission was in the best interest of the Company (assuming disclosure of the pertinent facts, any action or omission by Employee after consultation with, and in accordance with the advice of, legal counsel reasonably acceptable to the Company shall be deemed to have been taken in good faith and to not be willful for purposes of this definition of “Cause”).
     (d) Change in Control. Any of the events described in and subject to Section 7.6.
     (e) Code. The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.
     (f) Committee. The Compensation Committee of the Board; provided, however, the term “Committee” as used in this Plan with respect to any Incentive Award for an Outside Director shall refer to the entire Board. In the case of an Incentive Award for an Outside Director, the Board shall have all the powers and responsibilities of the Committee hereunder as to such Incentive Award, and any actions as to such Incentive Award may be acted upon only by the Board (unless it otherwise designates in its discretion).
     (g) Common Stock. The common stock of the Company, $.1666 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.
     (h) Company. Parker Drilling Company, a Delaware corporation.
     (i) Covered Employee. A named executive officer who is one of the group of covered employees of the Company, as defined in Code Section 162(m) and Treasury Regulation § 1.162-27(c).

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     (j) Employee. Any employee of the Company (or any Subsidiary) within the meaning of Code Section 3401(c), or an individual who has agreed to become an employee of the Company (or any Subsidiary) and actually becomes such an employee within the six months immediately following the making of an Incentive Award to such individual, who, in the opinion of the Committee, is in a position to contribute to the growth, development or financial success of the Company (or any Subsidiary), including, without limitation, officers who are members of the Board.
     (k) Employment. Employment means that the individual is employed as an Employee or by any corporation issuing or assuming an Incentive Award in any transaction described in Code Section 424(a), or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Code Section 424(a). In this regard, the transfer of a Grantee from Employment by the Company to Employment by any Subsidiary, the transfer of a Grantee from Employment by any Subsidiary to Employment by the Company, or the transfer of a Grantee from employment by any Subsidiary to Employment by another Subsidiary, shall not be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, or health, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or written agreement. The term “Employment” for all purposes of this Plan shall include current service on the Board by an Outside Director.
     (l) Exchange Act. The Securities Exchange Act of 1934, as amended.
     (m) Fair Market Value. The Fair Market Value of one Share of Common Stock on the date in question is deemed to be (i) the closing sale price of a Share on the date as of which Fair Market Value is to be determined as reported on the New York Stock Exchange or other principal securities exchange on which Shares are then listed or admitted to trading, or (ii) if not so listed or admitted to trading, the last sale price quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System. If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.
     (n) Grantee. Any Employee or Outside Director who is granted an Incentive Award under this Plan.
     (o) Immediate Family. With respect to a Grantee, the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.
     (p) Incentive Award. A grant of an award under this Plan to a Grantee, including any Non-statutory Stock Option, Incentive Stock Option, Stock Appreciation Right (SAR), Restricted Stock Award, Performance-Based Stock-Based Award, Performance-Based Cash Award, Other Stock-Based Award or Other Cash Award.

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     (q) Incentive Agreement. The written notice setting forth the terms and conditions pursuant to which an Incentive Award is granted under this Plan, as such agreement is further defined in Section 7.1. An Incentive Agreement shall be considered to be written for all purposes hereunder if it is sent electronically.
     (r) Incentive Stock Option or ISO. A Stock Option granted by the Committee to an Employee under Section 2 which is designated by the Committee as an Incentive Stock Option and is intended to qualify as an Incentive Stock Option under Code Section 422.
     (s) Non-statutory Stock Option. A Stock Option granted by the Committee to a Grantee under Section 2 that is not designated by the Committee as an Incentive Stock Option.
     (t) Option Price. The exercise price at which a Share may be purchased by the Grantee of a Stock Option.
     (u) Other Cash Award. An Incentive Award granted by the Committee to a Grantee under Section 5.2 that is valued by reference to, or is otherwise based upon, cash.
     (v) Other Stock-Based Award. An Incentive Award granted by the Committee to a Grantee under Section 4.1 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.
     (w) Outside Director. A member of the Board who is not, at the time of grant of an Incentive Award, an Employee of the Company or any Subsidiary.
     (x) Performance-Based Award. A grant of an Incentive Award under this Plan pursuant to Section 6 that is either a Performance-Based Stock-Based Award or a Performance-Based Cash Award.
     (y) Performance-Based Cash Award. An Incentive Award granted to a Grantee pursuant to Section 5 of this Plan, that provides for a cash payment subject to a risk of forfeiture if the specified Performance Criteria are not met.
     (z) Performance-Based Exception. The performance-based exception from the tax deductibility limitations of Code Section 162(m), as prescribed in Code Section 162(m)(4)(C) and Treasury Regulation § 1.162-27(e).
     (aa) Performance-Based Stock-Based Award. An Incentive Award under this Plan to a Grantee that provides for a payment in cash or Shares, subject to a risk of forfeiture if the specified Performance Criteria are not met.
     (bb) Performance Criteria. The business criteria that are specified by the Committee pursuant to Section 6 for an Incentive Award that is intended to qualify for the Performance-Based Exception; the satisfaction of such business criteria during the Performance Period being required for the grant and/or vesting of the particular Incentive Award to occur, as specified in the Incentive Agreement.

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     (cc) Performance Period. A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee’s right to and the payment value of any Performance-Based Award.
     (dd) Performance Share. An Incentive Award granted by the Committee to the Grantee as described in Section 4.1.
     (ee) Phantom Share. An Incentive Award granted by the Committee to the Grantee as described in Section 4.1.
     (ff) Plan. The Parker Drilling Company 2010 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.
     (gg) Plan Year. A calendar year commencing on January 1 and ending on December 31.
     (hh) Prior Plan. The Parker Drilling Company 2005 Long-Term Incentive Plan, as amended.
     (ii) Restricted Stock. Shares of Common Stock issued or transferred to a Grantee pursuant to Section 3.
     (jj) Restricted Stock Award. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee pursuant to Section 3.
     (kk) Restricted Stock Unit. An Incentive Award granted by the Committee to the Grantee as described in Section 4.1.
     (ll) Restriction Period. The period of time determined by the Committee and set forth in the Incentive Agreement during which the transfer of an Incentive Award by the Grantee is restricted.
     (mm) Retirement. The voluntary termination of Employment from the Company and any Subsidiary constituting retirement for age: (i) on any date after the Employee attains the normal retirement age of 60 years and has completed at least five years of Employment with the Company or Subsidiary, or in the case of an Outside Director, has completed at least five years of service as a member of the Board regardless of age; or (ii) an earlier retirement date or such other date as may be designated by the Committee in the Grantee’s individual Incentive Agreement as constituting retirement for age.
     (nn) Share. A share of Common Stock of the Company.
     (oo) Spread. The difference between the exercise price per Share specified in a SAR grant and the Fair Market Value of a Share on the date of exercise of the SAR.
     (pp) Stock Appreciation Right or SAR. A Stock Appreciation Right as described in Section 2.4.

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     (qq) Stock Award. An Incentive Award granted under the Plan in the form of Shares or units denominated in Shares, and includes Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. Stock Awards do not include Stock Options and SARs.
     (rr) Stock Option or Option. Pursuant to Section 2, (i) an Incentive Stock Option granted to an Employee or (ii) a Non-statutory Stock Option granted to an Employee or Outside Director, which Option provides the Grantee with the right to purchase Shares of Common Stock upon specified terms. In accordance with Code Section 422, only an Employee may be granted an Incentive Stock Option.
     (ss) Subsidiary. Any entity (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than 50% equity interest, except that with respect to the issuance of Incentive Stock Options, the term “Subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Code Section 424(f) as required by Code Section 422.
1.3 Plan Administration
     (a) Authority of the Committee. Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to: (i) select Grantees who shall participate in this Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret this Plan and any Incentive Agreement or other agreement entered into under this Plan; and (vi) establish, amend, or waive rules for this Plan’s administration. The Committee may make an Incentive Award to an individual who it expects to become an employee of the Company or any Subsidiary within the six months following the date the Incentive Award is granted, with such Incentive Award being subject to the individual’s actually becoming an employee within such time period, and subject to such other terms and conditions as may be established by the Committee.
     Incentive Awards to be granted on behalf of any Outside Director shall be reviewed and approved by the Board (which pursuant to Section 1.2(g) functions as the Committee for this purpose).
     Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of this Plan. In any respect under this Plan, the Committee may consult with a third-party compensation consultant, attorney or other agent, in its discretion.
     (b) Decisions Binding. All determinations and decisions of the Committee shall be made in its discretion pursuant to the terms and provisions of this Plan, and shall be final, conclusive and binding on all persons, including the Company, its stockholders, its Subsidiaries, Grantees, and their estates and beneficiaries. The Committee’s decisions with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.

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     (c) Modification of Outstanding Incentive Awards. Subject to the stockholder approval requirements of Section 8.7 if applicable, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award (except for an Incentive Award that is a SAR, Performance-Based Stock-Based Award payable in cash, Performance-Based Cash Award, Performance Shares or Phantom Shares), eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that (i) is not materially adverse to the Grantee to whom such Incentive Award was granted, or (ii) is consented to by such Grantee. With respect to an Incentive Award that is an ISO, no adjustment thereto shall be made to the extent constituting a “modification” within the meaning of Code Section 424(h)(3) unless otherwise agreed to by the Grantee in writing.
     (d) Delegation of Authority. The Committee may delegate any of its authority to any one or more members of the Board or to any other committee of the Board, provided such delegation is made in writing and specifically sets forth such delegated authority.
     (e) Expenses of Committee. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents as the Committee may deem appropriate for the administration of this Plan. The Committee may rely upon any opinion or computation received from any such counsel or agent. All expenses incurred by the Committee in interpreting and administering this Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.
     (f) Indemnification. Each person who is or was a member of the Committee or the Board shall be indemnified by the Company to the fullest extent permitted by law against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan. Each such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles or Certificate of Incorporation or Bylaws, pursuant to any separate indemnification or hold harmless agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     (g) Electronic Writings. If permitted by the Committee, any instrument or notice required to be in writing hereunder will be considered to be in writing if sent electronically.
1.4 Common Stock Available
     The Common Stock available for issuance or transfer under this Plan shall be made available from Shares now or hereafter: (a) held in the treasury of the Company; (b) authorized

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but unissued; or (c) purchased or acquired by the Company. No fractional shares shall be issued under this Plan; payment for fractional shares shall be made in cash.
     (a) Shares Available. The maximum number of Shares that may be subject to Incentive Awards under this Plan shall be 5,800,000 Shares. The number of Shares that are the subject of Incentive Awards under this Plan that are cancelled, terminated, forfeited or expire unexercised shall again immediately become available for Incentive Awards hereunder as if such shares had never been the subject of an Incentive Award. Additionally, the number of Shares that are the subject of Incentive Awards as of May 7, 2010 under the Prior Plan that, in the future, are cancelled, terminated, forfeited or expire unexercised shall be added to the number of Shares specified above and immediately become available for Incentive Awards under this Plan. Subject to the last sentence of Section 8.13, from and after May 7, 2010, no further Incentive Awards shall be made under the Prior Plan. The number of Shares available under this Plan shall not be increased by Shares tendered, surrendered or withheld in connection with the exercise or settlement of an Incentive Award or the Company’s tax withholding obligations.
     (b) Plan Limitations. All shares of Common Stock available under the Plan shall be available for Incentive Stock Options and Stock Awards. Any shares of Common Stock available under the Prior Plan that become available for Incentive Awards under this Plan shall also be available for Incentive Stock Options and Stock Awards.
     (c) Incentive Award Limitations. The following limitations shall apply to any Incentive Awards made hereunder:
     (i) No Grantee may be granted, during any one-year period, Incentive Awards consisting of Stock Options or SARs that are exercisable for more than 1,000,000 Shares;
     (ii) No Grantee may be granted, during any one-year period, Stock Awards covering or relating to more than 1,000,000 Shares (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock Based Award Limitations”); and
     (iii) No Grantee may be granted Cash Awards in respect of any one-year period having a value determined on the date of grant in excess of $10,000,000.
     (d) Adjustments. The limitations set forth in this Section 1.4 are subject to adjustment in accordance with Section 7.5 hereof.

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SECTION 2
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
2.1 Grant of Stock Options
     The Committee is authorized to grant: (a) Non-statutory Stock Options to Employees and Outside Directors; and (b) Incentive Stock Options to Employees only in accordance with the terms and conditions of this Plan, and with such additional terms and conditions, not inconsistent with this Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee regardless of whether any Stock Option previously granted to such person remains unexercised.
2.2 Stock Option Terms
     (a) Incentive Agreement. Each grant of a Stock Option shall be evidenced by an Incentive Agreement. Among its other provisions, each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee’s Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Grantee’s Incentive Agreement, and need not be uniform among all Stock Options issued pursuant to this Plan.
     (b) Number of Shares. Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.
     (c) Exercise Price. The exercise price per Share of Common Stock under each Stock Option shall be determined by the Committee; provided however, that such exercise price shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. Each Stock Option shall specify the method of exercise which shall be consistent with the requirements of Section 2.3(a).
     (d) Term. In the Incentive Agreement, the Committee shall fix the term of each Stock Option not to exceed 10 years from the date of grant.
     (e) Exercise. The Committee shall determine the time or times at which a Stock Option may be exercised, in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the Performance Criteria to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated Performance Criteria, may specify a minimum level of achievement in respect of the specified Performance Criteria below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the Performance Criteria. All such terms and conditions shall be set forth in the Incentive Agreement.

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2.3 Stock Option Exercises
     (a) Method of Exercise and Payment. Stock Options shall be exercised by the delivery of a signed written notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise by the Grantee. The notice shall set forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
     The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent; or (ii) subject to prior approval by the Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; or (iii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (iv) subject to prior approval by the Committee in its discretion, by a combination of (i), (ii), and (iii) above.
     Subject to Section 7.3, during the lifetime of a Grantee, each Option granted to him shall be exercisable only by the Grantee (or his legal guardian in the event of his incapacity) or by a broker-dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this Section 2.3(a).
     (b) Restrictions on Share Transferability. The Committee may impose such restrictions on any grant of Stock Options or on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable. Any certificate issued to evidence Shares issued upon the exercise of an Incentive Award may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.
     Any Grantee or other person exercising an Incentive Award shall be required, if requested by the Committee, to give a written representation that the Incentive Award and the Shares subject to the Incentive Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its discretion, may release any person receiving an Incentive Award from any such representations either prior to or subsequent to the exercise of the Incentive Award.
2.4 Stock Appreciation Rights
     (a) Grant. The Committee may grant Stock Appreciation Rights that are independent of Non-statutory Stock Options (“SARs”).
     (b) General Provisions. The terms and conditions of each SAR shall be evidenced by an Incentive Agreement. The exercise price per Share shall never be less than 100% of the Fair Market Value of a Share on the grant date of the SAR. The term of the SAR shall be determined by the Committee.
     (c) Exercise. SARs shall be exercisable subject to such terms and conditions as the Committee shall specify in the Incentive Agreement for the SAR grant.

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     (d) Settlement. Upon exercise of the SAR, the Grantee shall be entitled to receive an amount equal to the Spread. The Spread, less applicable withholding taxes, shall be payable only in Shares or cash, as the Committee determines. In no event shall any SAR be settled in any manner other than by delivery of Shares or cash, as the Committee determines.
2.5 Prohibition on Repricing
     Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares), the terms of outstanding Options or Stock Appreciation Rights may not be amended to (i) reduce the exercise price of outstanding Options or Stock Appreciation Rights or (ii) cancel, exchange, substitute, buyout or surrender outstanding Options or Stock Appreciation Rights in exchange for cash, other Incentive Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

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SECTION 3
RESTRICTED STOCK
3.1 Grant of Restricted Stock
     (a) General Provisions. With respect to a Grantee who is an Employee or Outside Director, Shares of Restricted Stock, which may be designated as a Performance-Based Award in the discretion of the Committee, may be awarded by the Committee with such restrictions during the Restriction Period as the Committee shall designate in its discretion. Any such restrictions may differ with respect to a particular Grantee. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Incentive Agreement. Any Restricted Stock Award may, at the time of grant, be designated by the Committee as a Performance-Based Award that is intended to qualify for the Performance-Based Exception.
     (b) Immediate Transfer Without Immediate Delivery of Restricted Stock. Unless otherwise specified in the Grantee’s Incentive Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the Shares of Restricted Stock to the Grantee in consideration of the performance of services as an Employee or Outside Director, as applicable, entitling such Grantee to all voting and other ownership rights in such Shares.
     As specified in the Incentive Agreement, a Restricted Stock Award may limit the Grantee’s dividend rights during the Restriction Period. In the Incentive Agreement, the Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of a Restricted Stock Award granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.
     Shares awarded pursuant to a grant of Restricted Stock, whether or not under a Performance-Based Award, may be reflected in such manner as determined by the Committee until such time as the restrictions on transfer have expired. All such terms and conditions shall be set forth in the particular Grantee’s Incentive Agreement.
3.2 Restrictions
     (a) Forfeiture of Restricted Stock. Restricted Stock Awarded to a Grantee shall be subject to such restrictions that the Committee determines are appropriate, including, without limitation, provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee. Any such restrictions shall be set forth in the particular Grantee’s Incentive Agreement.

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     (b) Issuance of Certificates. Reasonably promptly after the date of grant with respect to Shares of Restricted Stock, the Company may cause to be issued a stock certificate, registered in the name of the Grantee to whom such Shares of Restricted Stock were granted, evidencing such Shares; provided, however, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such Shares. Any such stock certificate shall bear the following legend or any other legend approved by the Company:
The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Parker Drilling Company 2010 Long-Term Incentive Plan and an Incentive Agreement entered into between the registered owner of such shares and Parker Drilling Company. A copy of this Plan and Incentive Agreement are on file in the main corporate office of Parker Drilling Company.
Such legend shall not be removed from the certificate evidencing such Shares of Restricted Stock unless and until such Shares vest pursuant to the terms of the Incentive Agreement.
     (c) Removal of Restrictions. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that such action is necessary or appropriate.
3.3 Delivery of Shares of Common Stock
     Subject to withholding taxes under Section 8.3 and to the terms of the Incentive Agreement, evidence of ownership of the Shares of Restricted Stock with respect to which the restrictions in the Incentive Agreement have been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions.

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SECTION 4
OTHER STOCK-BASED AWARDS
4.1 Grant of Other Stock-Based Awards
     Other Stock-Based Awards may be awarded by the Committee to selected Grantees that are payable in Shares or in cash, as determined in the discretion of the Committee. Types of Other Stock-Based Awards that are payable in Shares include, without limitation, purchase rights, Shares of Common Stock awarded that are not subject to any restrictions or conditions, Shares of Common Stock awarded subject to the satisfaction of specified Performance Criteria (“Performance Shares”), Incentive Awards valued by reference to the performance of a specified Subsidiary, division or department of the Company, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company (or any Subsidiary). As is the case with other types of Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to or in conjunction with any other Incentive Awards.
     In addition to Other Stock-Based Awards that are payable in Shares, the Committee may award to a Grantee either Phantom Shares that are payable in cash or Restricted Stock Units that are payable in Shares of Common Stock. A “Phantom Share” is one unit granted to a Grantee which entitles him to receive a cash payment equal to the Fair Market Value of one Share of Common Stock on the vesting date specified in the Incentive Agreement. A “Restricted Stock Unit” is one unit granted to a Grantee which entitles him to receive a Share of Common Stock on the vesting date specified in the Incentive Agreement.
4.2 Other Stock-Based Award Terms
     (a) Incentive Agreement. The terms and conditions of each grant of an Other Stock-Based Award shall be evidenced by an Incentive Agreement.
     (b) Purchase Price. The amount of consideration required to be received by the Company shall be either: (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered; or (ii) as otherwise specified in the Incentive Agreement.
     (c) Performance Criteria. In its discretion, the Committee may specify Performance Criteria for: (i) vesting in Other Stock-Based Awards; and (ii) payment thereof to the Grantee. The extent to which any such Performance Criteria have been met shall be determined and certified by the Committee.

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SECTION 5
PERFORMANCE-BASED AND OTHER CASH AWARDS
5.1 Performance-Based Cash Awards
     (a) Grant. With respect to a Grantee who is an Employee or Outside Director, Incentive Awards payable in cash may be granted in the discretion of the Committee (“Performance-Based Cash Awards”).
     (b) Incentive Agreement. Subject to Section 6, the terms and conditions of each grant of a Performance-Based Cash Award shall be evidenced by an Incentive Agreement.
     (c) Settlement. Upon vesting of a Performance-Based Cash Award in accordance with its terms, the Grantee shall be entitled to receive a cash payment subject to certification by the Committee, in writing, of the extent to which the performance goals and any other material terms have been satisfied. If the Grantee’s Employment is terminated for any reason prior to full vesting in any part of a Performance-Based Cash Award, any non-vested portion at the time of such termination shall automatically expire and no further vesting shall occur after the termination date.
5.2 Other Cash Awards
     (a) Grant. Other Cash Awards may be awarded, in the discretion of the Committee, to a Grantee as a special recognition Incentive Award for exemplary performance, as a supplement to other grants, or for such reasons as the Committee may determine.
     (b) Incentive Agreement. The terms and conditions of each grant of an Other Cash Award shall be evidenced by an Incentive Agreement.
     (c) Settlement. Upon vesting of an Other Cash Award in accordance with its terms, the Grantee shall be entitled to receive a cash payment subject to such terms as the Committee may determine, if any. If the Grantee’s Employment is terminated for any reason prior to full vesting in any part of an Other Cash Award, any non-vested portion at the time of such termination shall automatically expire and no further vesting shall occur after the termination date.

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SECTION 6
PERFORMANCE-BASED AWARDS AND PERFORMANCE CRITERIA
     As determined by the Committee at the time of grant, Performance-Based Awards which are intended to qualify for the Performance-Based Exception may be granted subject to performance objectives relating to one or more of the following (the “Performance Criteria”):
(a)	profits (including, but not limited to, profit growth, net operating profit or economic profit);

(b)	profit-related return ratios;

(c)	return measures (including, but not limited to, return on assets, capital, equity, investment or sales);

(d)	cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments);

(e)	earnings (including but not limited to, total stockholder return, earnings per share or earnings before or after taxes);

(f)	net sales growth;

(g)	net earnings or income (before or after taxes, interest, depreciation and/or amortization);

(h)	gross, operating or net profit margins;

(i)	productivity ratios;

(j)	share price (including, but not limited to, growth measures and total stockholder return);

(k)	turnover of assets, capital, or inventory;

(l)	expense targets;

(m)	margins;

(n)	measures of health, safety or environment;

(o)	operating efficiency;

(p)	customer service or satisfaction;

(q)	market share;

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(r)	credit quality; and

(s)	working capital targets.
     Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a Performance Period. The Committee shall establish one or more Performance Criteria for each Incentive Award that is intended to qualify for the Performance-Based Exception on its grant date. In no event shall the Committee modify any Performance Criteria for outstanding Incentive Awards.
     In establishing the Performance Criteria for Incentive Awards, the Committee may provide that the effect of specified extraordinary or unusual events will be included or excluded (including, but not limited to, items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principle, all as determined in accordance with authoritative financial accounting standards. The terms of the stated Performance Criteria for each applicable Incentive Award, must preclude the Committee’s discretion to increase the amount payable to any Grantee that would otherwise be due upon attainment of the Performance Criteria, but may permit the Committee to reduce the amount otherwise payable to the Grantee in the Committee’s discretion. The Performance Criteria specified in any Incentive Agreement need not be applicable to all Incentive Awards, and may be particular to an individual Grantee’s function or business unit. The Committee may establish the Performance Criteria as determined and designated by the Committee, in its discretion, in the Incentive Agreement.
     Performance-Based Awards will be granted in the discretion of the Committee and will be: (a) sufficiently objective so that an independent person or entity having knowledge of the relevant facts could determine the amount payable to Grantee, if applicable, and whether the pre-determined goals have been achieved with respect to the Incentive Award; (b) established in writing prior to the earlier of (i) 90 days after the commencement of the Performance Period to which they apply and (ii) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain; and (c) based on Performance Criteria as provided in this Section 6.

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SECTION 7
PLAN PARTICIPATION
7.1 Incentive Agreement; Minimum Vesting
     Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee. The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly situated Grantees. The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee’s Incentive Award, as well as, for example, provisions to the effect that the Grantee: (a) shall not disclose any confidential information acquired during Employment with the Company; (b) shall abide by all the terms and conditions of this Plan and such other terms and conditions as may be imposed by the Committee; (c) shall not interfere with the employment or other service of any employee; (d) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company; (e) shall forfeit an Incentive Award if terminated for Cause; (f) shall not be permitted to make an election under Code Section 83(b) when applicable; and (g) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award. Notwithstanding the foregoing, except in the case of terminations of Employment due to death, disability, retirement or Change in Control: (i) any Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award under the Plan granted to an Employee shall not become 100% vested until such Employee has been employed by the Company or any Subsidiary for at least three years from the date of grant; and (ii) any Performance-Based Stock Award granted to an Employee shall not become 100% vested until the Employee has been employed by the Company or any Subsidiary for at least one year from the date of grant. The preceding sentence shall be construed to permit any such Stock Award to vest ratably over such three-year period and to be up to 25% vested immediately upon date of grant. The foregoing vesting requirements shall not apply to Stock Awards made to Outside Directors and Employees not exceeding 5% of the total Shares available for Incentive Awards as of the Effective Date. An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee.
7.2 No Right to Employment
     Nothing in this Plan or any instrument executed pursuant to this Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company or any Subsidiary to terminate the Employment of any Grantee at any time.

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7.3 Transferability
     Except as otherwise permitted by the Committee in an Incentive Agreement, an Incentive Award granted under this Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution; or (b) pursuant to a qualified domestic relations order (as defined under Code Section 414(p)). Notwithstanding the foregoing, and only with respect to Incentive Awards consisting of Non-statutory Stock Options, the Committee may, in its discretion, authorize all or a portion of the Non-statutory Stock Options to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee’s Immediate Family, (ii) a trust or trusts for the exclusive benefit of Immediate Family members, (iii) a partnership in which such Immediate Family members are the only partners, or (iv) any other entity owned solely by Immediate Family members; provided that (A) there may be no consideration for any such transfer; (B) the Incentive Agreement pursuant to which such Non-statutory Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 7.3; (C) subsequent transfers of transferred Non-statutory Stock Options shall be prohibited except in accordance with clauses (a) and (b) (above) of this sentence; and (D) there may be no transfer of any Incentive Award in a listed transaction as described in IRS Notice 2003-47. Following any permitted transfer, the Non-statutory Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Grantee” shall be deemed to refer to the transferee. Any events of termination of employment, as set out in the Incentive Agreement, shall continue to be applied with respect to the original Grantee, and the Incentive Award shall be exercisable by the transferee only to the extent, and for the periods, specified in the Incentive Agreement.
     The designation by a Grantee of a beneficiary of an Incentive Award shall not constitute transfer of the Incentive Award. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee’s enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 7.3 shall be void and ineffective. All determinations under this Section 7.3 shall be made by the Committee in its discretion.
7.4 Rights as a Stockholder
     (a) No Stockholder Rights. Except as otherwise provided in Section 3.1(b) for grants of Restricted Stock, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate or other evidence of ownership for such Shares.
     (b) Representation of Ownership. In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or incapacity of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person. The Committee may also require such consents and releases of taxing authorities as it deems advisable.

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7.5 Adjustments
     The existence of outstanding Incentive Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
     In the event of any subdivision or consolidation of outstanding Shares, declaration of a dividend payable in Shares or other stock split, then (i) the number of Shares reserved under this Plan, (ii) the number of Shares available under this Plan for Incentive Stock Options and Stock Awards, (iii) the number of Shares covered by outstanding Incentive Awards in the form of Common Stock or units denominated in Common Stock, (iv) the exercise or other price in respect of such Incentive Awards, (v) the Stock Based Award Limitations, and (vi) the appropriate Fair Market Value and other price determinations for such Incentive Awards shall each be proportionately adjusted by the Committee to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (1) the number of Shares covered by Incentive Awards in the form of Common Stock or units denominated in Common Stock, (2) the exercise or other price in respect of such Incentive Awards, (3) the appropriate Fair Market Value and other price determinations for such Incentive Awards, (4) the number of Shares available under this Plan for Incentive Stock Options and Stock Awards, and (5) the Stock Based Award Limitations to give effect to such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Incentive Awards and preserve, without exceeding, the value of such Incentive Awards.
     In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to Incentive Awards or other provisions for the disposition of Incentive Awards as it deems equitable, and shall be authorized, in its discretion, to (i) provide for the substitution of a new Incentive Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Incentive Award or the assumption of the Incentive Award (and for Incentive Awards not granted under this Plan), regardless of whether in a transaction to which Code Section 424(a) applies, (ii) provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Incentive Award and, if the transaction is a cash merger, provide for the termination of any portion of the Incentive Award that remains unexercised at the time of such transaction, (iii) provide for the acceleration of the vesting and exercisability of an Incentive Award and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof, (iv) cancel any Incentive Awards and direct the Company to

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deliver to the individuals who are the holders of such Incentive Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Incentive Awards as of the date of such event, which, in the case of any Option, shall be the amount equal to the excess of the Fair Market Value of a share as of such date over the per-share exercise price for such Option (for the avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option may be canceled for no consideration), or (v) cancel Incentive Awards that are Options and give the individuals who are the holders of such Incentive Awards notice and opportunity to exercise prior to such cancellation.
     No adjustment authorized by this Section 7.5 shall be made in such manner that would result in this Plan or any amounts or benefits payable hereunder to fail to comply with or be exempt from Code Section 409A, and any such adjustment that may reasonably be expected to result in such failure shall be of no force or effect.
7.6 Change in Control
     Notwithstanding any contrary provision in this Plan, in the event of a Change in Control (as defined below), the following actions shall automatically occur as of the day immediately preceding the Change in Control date unless expressly provided otherwise in the individual Grantee’s Incentive Agreement:
(a)	all of the Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable;

(b)	all of the restrictions and conditions of any Restricted Stock and any Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Restriction Period with respect thereto shall be deemed to have expired, and thus each such Incentive Award shall become free of all restrictions and fully vested; and

(c)	all of the Performance-Based Stock-Based Awards and any Other Stock-Based Awards shall become fully vested, deemed earned at target, and promptly paid within 30 days to the affected Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions have not been completed or satisfied.
     For all purposes of this Plan, a “Change in Control” of the Company means the occurrence of any one or more of the following events:
(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting

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Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iii) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in Section 7.6(c) (below) are satisfied;
(b)	Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)	There is a consummation by the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, immediately following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common equity and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or comparable governing persons, as the case may be, of the entity surviving or resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(d)	The sale or other disposition of all or substantially all of the assets of the Company, unless immediately following such sale or other disposition, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than 50% of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company

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Voting Securities immediately prior to the consummation of such sale or disposition, and (ii) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or
(e)	The consummation of any plan or proposal for the complete liquidation or dissolution of the Company.
     Notwithstanding the occurrence of any of the foregoing events set out in this Section 7.6 which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting or reasonably leading to a Change in Control shall not be deemed a Change in Control hereunder. Such determination shall be effective only if it is made by the Board (i) prior to the occurrence of an event that otherwise would be, or reasonably lead to, a Change in Control, or (ii) after such event only if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be, or reasonably lead to, a Change in Control.
     Notwithstanding the foregoing provisions of this Section 7.6, to the extent that any payment or acceleration hereunder is subject to Code Section 409A, Change in Control shall have the meaning set forth in Code Section 409A(2)(A)(v) and any regulations issued thereunder, which are incorporated herein by reference.

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SECTION 8
GENERAL
8.1 Conflicts with Plan
     In the event of any inconsistency or conflict between the terms of the Plan and an Incentive Agreement, the terms of the Plan shall govern.
8.2 Unfunded Plan
     No provision of this Plan shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of this Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. This Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
8.3 Withholding Taxes
     (a) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan or an Incentive Award hereunder.
     (b) Share Withholding. With respect to tax withholding required upon the exercise of Stock Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum withholding taxes which could be imposed on the transaction as determined by the Committee. All such elections shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

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8.4 No Guarantee of Tax Consequences
     Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.
8.5 Securities Requirements
     No Shares will be issued or transferred pursuant to an Incentive Award unless and until all then-applicable requirements imposed by applicable securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Grantee to take any reasonable action to meet such requirements. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares pursuant to an Incentive Award to comply with any law or regulation described in the second preceding sentence.
8.6 Designation of Beneficiary by Participant
     Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Company’s Human Resources Department, with a copy to the Committee, during the Grantee’s lifetime, and received and accepted by the Human Resources Department. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the legal representative of the Grantee’s estate.
8.7 Amendment and Termination
     The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend or modify an Incentive Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by applicable law, except that: (i) no amendment or alteration that would adversely affect the rights of any Grantee in any material way under any Incentive Award previously granted to such Grantee shall be made without the consent of such Grantee; and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements. Notwithstanding any provision in this Plan to the contrary, this Plan shall not be amended or terminated in such manner that would cause this Plan or any amounts or benefits payable hereunder to fail to comply with or be exempt from Code Section 409A, and any such amendment or termination that may reasonably be expected to result in such failure shall be of no force or effect.

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8.8 Successors to Company
     All obligations of the Company under this Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
8.9 Miscellaneous
(a)	No Employee or Outside Director, or other person shall have any claim or right to be granted an Incentive Award under this Plan. Neither this Plan, nor any action taken hereunder, shall be construed as giving any Employee or Outside Director any right to be retained in the Employment or other service of the Company or any Subsidiary.

(b)	The expenses of this Plan shall be borne by the Company.

(c)	By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of this Plan.
8.10 Severability
     In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.
8.11 Gender, Tense and Headings
     Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of this Plan.
8.12 Governing Law
     This Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.
8.13 Term of this Plan
     This Plan, as approved by the Board on                     , 2010, shall be effective as of the Effective Date. This Plan shall continue in effect for a term of 10 years commencing on the Effective Date, unless earlier terminated by action of the Board pursuant to Section 8.7 hereof; no Incentive Award may be granted under this Plan thereafter, and such termination shall not affect any Incentive Award granted on or prior to such termination date.

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     Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company’s stockholders on or before June 30, 2010. If the stockholders of the Company should fail to so approve this Plan on or before such date, (i) this Plan shall not be of any force or effect, (ii) any grants of Incentive Awards hereunder shall be null and void, and (iii) Incentive Awards may be made under the Prior Plan.
8.14 Code Section 409A
     It is intended that the Incentive Awards granted under this Plan shall be exempt from, or in compliance with, Code Section 409A. This Plan is intended to comply with Code Section 409A only if and to the extent applicable. In this respect, any ambiguous provision will be construed in a manner that is compliant with or exempt from the application of Code Section 409A. To the extent that an Incentive Award, issuance and/or payment is subject to Code Section 409A, it shall be awarded, issued and paid in a manner that will comply with Code Section 409A, as determined by the Committee.
     If any provision of this Plan (or of any Incentive Award) would cause Grantee to incur any additional tax or interest under Code Section 409A and accompanying Treasury regulations and other authoritative guidance thereunder, the Company shall, after consulting with Grantee, reform such provision to comply with Code Section 409A to the extent permitted under Code Section 409A; provided, however, the Company agrees to maintain, to the maximum extent practicable, the original intent and economic benefit to Grantee of the applicable provision without violating the provisions of Code Section 409A.
     Notwithstanding any provision in this Plan to the contrary, if the payment of any benefit herein would be subject to additional taxes and interest under Code Section 409A because the timing of such payment is not delayed as provided in Section 409A for a “specified employee” (within the meaning of Section 409A), then if a Grantee is a “specified employee,” any such payment that the Grantee would otherwise be entitled to receive during the first six months following a “separation from service” (as defined in Code Section 409A) shall be accumulated and paid or provided, as applicable, within 10 days after the date that is six months following such separation from service, or such earlier date upon which such amount can be paid or provided under Section 409A without being subject to such additional taxes and interest such as, for example upon the death of Grantee.
[Signature page follows.]

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     IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer, to be effective as of the Effective Date.

PARKER DRILLING COMPANY
By:
Name:
Title:

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